EXHIBIT 99

                     ENESCO GROUP, INC. RETIREMENT PLAN




                          As Amended and Restated
                      Effective as of January 1, 1999






                     ENESCO GROUP, INC. RETIREMENT PLAN

                             TABLE OF CONTENTS

                                                                          Page

Article 1    Title and Purpose.............................................  1

Article 2    Definitions  .................................................  3

Article 3    Participation.................................................  8

Article 4    Employer Contributions........................................  9
        Section 4.1       Salary Reduction Contributions...................  9
        Section 4.2       Supplemental Salary Reduction Contributions...... 11
        Section 4.3       Employer Matching Contributions.................. 12
        Section 4.4       Profit Sharing Contributions..................... 13
        Section 4.5       Money Purchase Contributions..................... 14

Article 5    Rollover Contributions........................................ 15
        Section 5.1       Requirements for Rollover Contributions.......... 15
        Section 5.2       Delivery of Rollover Contributions............... 15

Article 6    Limitations on Contributions.................................. 16
        Section 6.1       Annual Limit on Salary Reduction Contributions... 16
        Section 6.2       Maximum Annual Additions Under Section 415
                          of the Code...................................... 17
        Section 6.3       Limits on Contributions for Highly Compensated
                          Employees.......................................  20
        Section 6.4       Other Limitations on Employer Contributions...... 27

Article 7    Trust and Investment Funds.................................... 28
        Section 7.1       Trust............................................ 28
        Section 7.2       Investment Funds................................. 29

Article 8    Participant Accounts and Investment Elections................. 30
        Section 8.1       Participant Accounts and Investment Elections  .. 30
        Section 8.2       Allocation of Fluctuation in Value of
                          Investment Fund Assets........................... 34
        Section 8.3       Determination of Net Worth of Investment Funds... 34
        Section 8.4       Allocations of Contributions Among Participants'
                          Accounts......................................... 35
        Section 8.5       Correction of Error.............................. 38

Article 9    Withdrawals, Loans and Distributions.......................... 38
        Section 9.1       Withdrawals Prior to Termination of Employment... 38
        Section 9.2       Loans to Participants............................ 42
        Section 9.3       Distribution upon Termination of Employment...... 46
        Section 9.4       Payment of Small Account Balances................ 51
        Section 9.5       Direct Rollover Option........................... 51
        Section 9.6       Designation of Beneficiary....................... 52
        Section 9.7       Special Rules Relating to Election of Annuity
                          Form of Benefit for Money Purchase Account....... 53
        Section 9.8       Missing Persons.................................. 55
        Section 9.9       Distributions to Minor and Disabled Distributees. 56

Article 10 Special Participation and Distribution Rules Relating to Reemployment of Terminated Employees and Employment by
             Related Entities.............................................. 56
        Section 10.1      Change of Employment Status...................... 56
        Section 10.2 Reemployment of an Eligible Employee Whose Employment Terminated Prior to His Becoming
                          a Participant.................................... 57
        Section 10.3      Reemployment of a Terminated Participant......... 57
        Section 10.4      Employment by Related Entities................... 59
        Section 10.5      Leased Employees................................. 59
        Section 10.6      Reemployment of Veterans......................... 60

Article 11   Shareholder Rights With Respect to Company Stock.............. 62
        Section 11.1      Voting Shares of Company Stock................... 62
        Section 11.2      Tender Offers.................................... 63

Article 12   Administration................................................ 65
        Section 12.1      The Committee.................................... 65
        Section 12.2      Claims Procedure................................. 69
        Section 12.3      Procedures for Domestic Relations Orders......... 70
        Section 12.4      Information from Participants and Beneficiaries.. 71
        Section 12.5      Notices to Participants, Etc..................... 71
        Section 12.6      Notices to Committee............................. 72
        Section 12.7      Records.......................................... 72
        Section 12.8      Reports of Trustee and Accounting to
                          Participants..................................... 72

Article 13   Participation By Other Employers.............................. 73
        Section 13.1      Adoption of Plan................................. 73
        Section 13.2      Exclusion from Participation..................... 73
        Section 13.3      Company as Agent for Employers................... 73
        Section 13.4      Successor Employer............................... 74

Article 14   Miscellaneous ................................................ 74
        Section 14.1      Expenses......................................... 74
        Section 14.2      Non-Assignability................................ 75
        Section 14.3      Employment Non-Contractual....................... 76
        Section 14.4      Limitation of Rights............................. 76
        Section 14.5      Merger or Consolidation with Another Plan........ 76
        Section 14.6      Gender and Plurals............................... 77
        Section 14.7      Applicable Law................................... 77
        Section 14.8      Severability..................................... 77
        Section 14.9      No Guarantee..................................... 77
        Section 14.10     Plan Voluntary................................... 78

Article 15   Top-Heavy Plan Requirements................................... 78
        Section 15.1      Top-Heavy Plan Determination..................... 78
        Section 15.2      Definitions and Special Rules.................... 78
        Section 15.3      Minimum Contribution for Top-Heavy Years......... 80
        Section 15.4      Special Rules for Applying Statutory
                          Limitations on Benefits.......................... 81

Article 16   Amendment, Establishment of Separate Plan and Termination..... 82
        Section 16.1      Amendment........................................ 82
        Section 16.2      Establishment of Separate Plan................... 82
        Section 16.3      Full Vesting upon Termination of Participation
                          or Partial Termination of the Plan............... 83
        Section 16.4      Distribution upon Termination of the Plan........ 83
        Section 16.5      Trust Fund to Be Applied Exclusively for
                          Participants and Their Beneficiaries............. 84




                                 ARTICLE 1
                             TITLE AND PURPOSE


            The title of the Plan shall be the "Enesco Group, Inc. Retirement Plan." This document constitutes an amendment and restatement of the Stanhome Investment Savings Plan as in effect on December 31, 1998. This document also reflects the merger of the Enesco Profit Sharing Plan into this Plan effective as of the close of business on December 31, 1998. This amendment and restatement generally shall be effective January 1, 1999, except:

            (i) the deletion of the penultimate sentence of subdivision
      (13) of Article 2 of the Plan as in effect prior to the Effective Date (now appearing at subdivision (9) of this Plan), and the deletion of the last sentence of subdivision (17) of Article 2 of the Enesco Profit Sharing Plan (as in effect prior to merger into this Plan) (relating to the family aggregation rules of section 414(q)(6) of the Code as in effect prior to enactment of the Small Business Job Protection Act of 1996 ("SBJPA")), shall be effective January 1, 1997;

            (ii) Clause (i)(I) of the first paragraph of Section 6.2 of the Plan (relating to the manner in which the $30,000 limitation under section 415(c) of the Code is adjusted for increases in the cost of living, as modified by the Retirement Protection Act of 1994) shall be effective January 1, 1995;

            (iii) Section 6.3 of the Plan (relating to the nondiscrimination rules of sections 401(k)(3), 401(m) and 414(q) of the Code, as modified by SBJPA) shall be effective January 1, 1997;

            (iv) Section 9.4 (relating to the cash-out of small benefits in accordance with section 411(a)(11) of the Code, as modified by the Taxpayer Relief Act of 1997), shall be effective January 1, 1998;

            (v) Section 10.6 of the Plan of the Plan (relating to certain requirements required by Uniformed Services Employment and Reemployment Rights Act of 1994) shall be effective December 12, 1994;

            (vi) any other provision of the Plan that specifies a different effective date shall be effective such specified date.

The rights and benefits of Participants who terminate their employment with any Employer (or any Affiliate thereof) on or after January 1, 1999, and the rights and benefits of Beneficiaries of such Participants, shall be determined solely by reference to the terms of this amendment and restatement, as amended from time to time. The rights and benefits of Participants who terminate their employment with any Employer (or any Affiliate thereof) prior to January 1, 1999, and the rights and benefits of Beneficiaries of such Participants, shall be determined solely by reference to the terms of the prior Plan document or the Enesco Profit Sharing Plan, as the case may be, as in effect on the date of such termination. The provision contained in the Plan as in effect prior to January 1, 1999 suspending active participation herein by highly compensated employees shall cease to be effective on January 1, 1999. This Plan is designated as a "profit sharing plan" within the meaning of section 1.401-1(a)(2)(ii) of the Regulations under which contributions are made without regard to current or accumulated profits of any Employer, except that the portion of the Plan that provides for a fixed employer money purchase contribution is designated as a "pension plan" within the meaning of section 1.401-1(a)(2)(i) of the Regulations.


                                 ARTICLE 2
                                DEFINITIONS

            As used herein, the following words and phrases shall have the following respective meanings when capitalized:

            (1) Account. A Participant's total account under the Plan, comprised of a Salary Reduction Account, Matching Account, Profit Sharing Account, Money Purchase Account, Voluntary Account, Rollover Account, QNEC Account and loan subaccount (established pursuant to Section 9.2).

            (2) Affiliate. (a) A corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or (d) any other entity that is required to be aggregated with the Employer pursuant to Regulations promulgated under section 414(o) of the Code.

            (3) Beneficiary. The person or persons entitled under Section
      9.6 to receive benefits in the event of the death of a Participant.

            (4) Break in Service Year. Each Plan Year during which an Employee does not complete at least 501 Hours of Employment. For purposes of determining whether an Employee has incurred a Break in Service Year, the Employee shall be credited with Hours of Employment for any period during which he (a) is in Military Service, provided that such Military Service does not extend beyond the date on which he could have been discharged (with or without application therefor) and after such discharge the Employee returns to the employ of an Employer within the period prescribed by the laws governing reemployment rights of military veterans, (b) is on an uncompensated leave of absence duly granted by an Employer in accordance with the Family and Medical Leave Act of 1994 or otherwise or (c) is absent from work for any period because of (i) the Employee's pregnancy,
      (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the Employee's adoption of such child or (iv) the need to care for any such child for a period beginning immediately following such birth or placement. The number of hours to be so credited shall be determined under uniform rules adopted by the Committee in accordance with Regulations, except that for purposes of clause (c) of this subdivision, the Employee shall be credited with the number of Hours of Employment for which the Employee would receive credit but for such absence (or, if unknown, eight hours for each business day of such absence), (A) in the case of an Employee who would have incurred a Break in Service Year during the Plan Year in which a period of absence commenced but for the application of such clause (c) only for such Plan Year, or (B) in the case of any other Employee, only for the Plan Year immediately following the Plan Year in which such period of absence commenced. Notwithstanding the foregoing, clause (c) of the first sentence of this subdivision shall not be applicable unless the Employee timely furnishes to the Committee such information as it may reasonably require to establish to the satisfaction of the Committee the reason for such absence and its duration.

            (5) Class 1 Participant. For any Plan Year, a Participant who is not a Class 2 Participant for the Plan Year.

            (6)  Class 2 Participant.  For any Plan Year, a Participant who:

                  (i) prior to the commencement of the Plan Year, is
            designated by the Committee as a "Key Associate" under the Enesco Group, Inc. Supplemental Retirement Plan for the Plan Year, and

                  (ii) is a "highly compensated employee" under this Plan
            for the Plan Year (as determined under Section 6.3(d)(8) hereof).

            (7) Code. The Internal Revenue Code of 1986, as amended.

            (8) Committee. The Committee that is appointed by the Company pursuant to Section 12.1 to administer the Plan.

            (9) Company. Enesco Group, Inc., a Massachusetts corporation, and any successor to such corporation that adopts the Plan pursuant to Section 13.4.

            (10) Company Stock. Common stock of the Company.

            (11) Compensation. The total earnings paid in cash to an Employee by an Employer while such person is an Eligible Employee and properly reportable on Form W-2 for a Plan Year including bonuses and overtime, increased by amounts that would have been so paid and reported but for the Employee's election to have his compensation reduced pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan as defined in section 125 of the Code and by non-cash earnings described in section 1.415-2(d)(2) of the Regulations, but excluding fringe benefits (both cash and noncash), reimbursements and other expense allowances, moving expenses, welfare benefits and any amounts excluded from "compensation" by section 1.415-2(d)(3) of the Regulations. The foregoing definition is intended to qualify as that described in sections 1.415-2(d) and 1.414(s)-1(c)(3) of the Regulations, and shall be interpreted in a manner consistent with such intention. An Employee's Compensation in excess of (i) for the Plan Year commencing January 1, 1999, $160,000 and (ii) for all subsequent Plan Years, the amount prescribed by section 401(a)(17) of the Code (as adjusted for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code), shall not be taken into account for any purposes under the Plan.

            (12) Effective Date. Except as provided elsewhere, the effective date of this amendment and restatement of the Plan with respect to the Company shall be January 1, 1999, and in the case of any other Employer shall be the effective date as of which the Plan is adopted by such Employer.

            (13) Eligible Employee. Except as provided below, an Employee
      (i) who is not employed at the Company's Westfield, Massachusetts location, (ii) the terms of whose employment are not subject to a collective bargaining agreement and (iii) who is not a nonresident alien (within the meaning of section 7701(b)(1)(B) of the Code). An individual who performs services for an Employer pursuant to an agreement (written or oral) that classifies such individual as an independent contractor or as an employee of another entity, or that otherwise contains a waiver of participation in this Plan, shall not be an Eligible Employee regardless of such individual's employment status under common law or statute.

            (14) Employee. An individual whose relationship with an Employer is, under common law, that of an employee.

            (15) Employer. The Company and any other entity that, with the consent of the Company, elects to participate in the Plan in the manner described in Section 13.1 and any successor entity that adopts the Plan pursuant to Section 13.4. If any such entity withdraws or is excluded from participation in the Plan pursuant to Section 13.2, or terminates its participation in the Plan pursuant to Section 16.4, such entity shall thereupon cease to be an Employer.

            (16) Enesco Profit Sharing Plan. The Enesco Corporation Profit Sharing Plan, as in effect immediately prior to merger into this Plan.

            (17) Entry Date. The first day of each calendar month.

            (18) ERISA. The Employee Retirement Income Security Act of 1974, as amended

            (19) Forfeiture Account. The account established pursuant to
      Section 8.1 of the Plan to hold forfeitures pending the application of such forfeiture to pay Plan expenses in accordance with Section 14.1, to restore forfeited balances of Participants' Accounts as described in Sections 9.8 and 10.3 or the allocation of such forfeitures to Participants' Accounts pursuant to Section 8.4(g).

            (20) Hour of Employment. Each hour for which an Employee is directly or indirectly compensated by, or entitled to receive compensation from, an Employer, including hours for any period during which the Employee receives compensation without rendering services such as paid holidays, vacations, sick leave, disability leave, layoff, jury duty, or leave of absence, but not exceeding 501 hours for any one period of consecutive such days. In addition, an Employee shall be credited with the number of Hours of Employment that the Committee determines he would have completed during any period of Military Service but for such Military Service, provided that such Employee returns to active employment with his Employer within the period prescribed by the laws governing the reemployment rights of persons in Military Service. For purposes of determining the number of hours of employment to be credited to an Employee, "compensation" shall include any back pay, irrespective of mitigation of damages, either awarded to the Employee or agreed to by an Employer. The computation of Hours of Employment and the periods to which Hours of Employment are to be credited shall be determined under uniform rules adopted by the Committee in accordance with Department of Labor Regulations section 2530.200b-2(b), (c) and (f).

            (21) Matching Account. The account established pursuant to
      Section 8.1 to which any employer matching contributions made on behalf of a Participant pursuant to Section 4.3 and earnings (or losses) thereon are credited.

            (22) Military Service. (a) Service on active duty, in time of national or local emergency, in the armed forces of the United States or of any State thereof; (b) service in the armed forces of the United States or of any State thereof under any compulsory service law; or (c) service in the armed forces of the United States or any of its allies in time of war in which the United States is engaged.

            (23) Money Purchase Account. The account established pursuant to Section 8.1 to which any money purchase contributions made on behalf of a Participant pursuant to Section 4.5, if any, and any earnings (or losses) thereon are credited.

            (24) Participant. An Eligible Employee who has satisfied the requirements set forth in Article 3. An individual shall cease to be a Participant upon the complete distribution of the Participant's Account under the Plan.

            (25) Plan. The plan herein set forth, as from time to time amended.

            (26) Plan Year. The calendar year.

            (27) Profit Sharing Account. The account established pursuant to Section 8.1 to which any profit sharing contributions made on behalf of a Participant pursuant to Section 4.4, if any, as well as amounts transferred to this Plan from the Enesco Profit Sharing Plan in connection with the merger thereof, if any, and any earnings (or losses) thereon are credited.

            (28) QNEC Account. The account established pursuant to Section
      8.1 to which any employer qualified non-elective contributions made on behalf of a Participant pursuant to Section 6.3(f), if any, and any earnings (or losses) thereon are credited.

            (29) Qualified Annuity. An annuity provided through the purchase of a single premium annuity contract from an insurance company selected by the Committee containing the following features:

                  (i) with respect to distribution of a Participant's
            Account to the Participant if the Participant is not married on his annuity starting date, a single life annuity providing substantially equal monthly payments for the Participant's lifetime;

                  (ii) with respect to distribution of a Participant's
            Account to the Participant if the Participant is married on his annuity starting date, a reduced annuity providing substantially equal monthly payments to the Participant during his lifetime and upon the Participant's death continuing to his spouse, if such spouse survives him, for the remainder of such spouse's lifetime in an amount equal to 50% of the amount payable to the Participant; or

                  (iii) with respect to distribution of the Participant's
            Money Purchase Account to his spouse upon the Participant's death prior to his annuity starting date, a single life annuity providing substantially equal monthly payments to the spouse for the spouse's lifetime.

            (30) Regulations. Written promulgations of the Department of Labor construing Title I of ERISA or the Internal Revenue Service construing the Code.

            (31) Rollover Account. The account established pursuant to
      Section 8.1 to which a Participant's rollover contributions pursuant to Section 5.1, if any, and any earnings (or losses) thereon are credited.

            (32) Salary Reduction Account. The account established pursuant to Section 8.1 to which a Participant's salary reduction contributions pursuant to Section 4.1 and supplemental salary reduction contributions pursuant to Section 4.2, if any, and any earnings (or losses) thereon are credited.

            (33) Trust. The Trust created by agreement between the Company and the Trustee, as from time to time amended.

            (34) Trust Fund. All money and property of every kind of the Trust held by the Trustee pursuant to the terms of the agreement governing the Trust.

            (35) Trustee. The trustee provided for in Article 6, or any successor trustee or, if there is more than one trustee acting at any time, all of such trustees collectively.

            (36) Valuation Date. Each day on which the New York Stock Exchange is open for trading.

            (37) Voluntary Account. The account established pursuant to
      Section 8.1 to which a Participant's after-tax voluntary employee contributions made under the Plan as in effect prior to the Effective Date, if any, and any earnings (or losses) thereon are credited.

            (38) Year of Vesting Service. Each Plan Year during which an Employee is credited with at least 1,000 Hours of Employment.


                                 ARTICLE 3
                               PARTICIPATION

            Each individual who was a Participant in the Plan immediately prior to the Effective Date shall continue to be a Participant in the Plan as of the Effective Date. In addition, each individual who was a Participant in the Enesco Profit Sharing Plan immediately prior to the effectiveness of its merger with this Plan shall become a Participant in the Plan as of the Effective Date. An Eligible Employee who is not described in the preceding sentences shall become a Participant in the Plan as of the first Entry Date next following the date on which the Eligible Employee completes the eligibility service requirement described below.

            An Eligible Employee shall satisfy the eligibility service requirement on the date during the 12-month period beginning on his date of employment on which he completes 1,000 Hours of Employment, or if he fails to complete 1,000 Hours of Employment during such 12- month period, the Eligible Employee shall satisfy the eligibility service requirement on the date on which he completes 1,000 Hours of Employment during any Plan Year that begins subsequent to his date of employment.


                                   ARTICLE 4
                           EMPLOYER CONTRIBUTIONS

            Section 4.1. Salary Reduction Contributions. (a) Initial Election. If a Participant who is an Eligible Employee desires to have salary reduction contributions made under the Plan on his behalf, the Participant shall make an election specifying his chosen rate of such contributions. Any such election shall be made by filing a written application with the Participant's Employer, or by enrolling through such other means as the Committee may prescribe. The Committee shall prescribe rules regarding the date and time by which any such election must be made in order to be applicable for a particular payroll period. Such election shall authorize the Participant's Employer to reduce the Participant's Compensation by a whole percentage not less than 1% and not more than 6%. Such election also shall specify the Participant's investment elections as described in Section 8.1(b).

            (b) Changes in the Rate or Suspension of Salary Reduction Contributions. A Participant's salary reduction contributions shall continue in effect at the rate designated by a Participant pursuant to subsection (a) until the Participant changes such designation or suspends such contributions. A Participant may elect to change such designation or suspend contributions as of any month (or at such other frequency prescribed by the Committee) by giving written direction to the Participant's Employer or by making an election through such other means as may be prescribed by the Committee. The Committee shall prescribe rules regarding the date and time by which any such election to change or suspend must be made in order to be applicable for a particular payroll period. A Participant who has ceased salary reduction contributions pursuant to this subsection may resume salary reduction contributions by making an election in the time and manner prescribed by the Committee.

            With respect to a Participant who is an Eligible Employee and who participated in the Plan immediately prior to the Effective Date and whose elected rate of salary reduction contributions as of such date was in excess of 6%, such Participant shall be deemed to have elected to change his rate of salary reduction contributions hereunder to 6% effective for the payroll period that contains the Effective Date.

            (c) Employer Contributions. Subject to the limitations set forth in Article 6, each Employer shall contribute on behalf of each Participant who is an Employee of such Employer and who has elected to have salary reduction contributions made hereunder an amount equal to the percentage of such Participant's Compensation for each payroll period as designated by the Participant in accordance with his election made pursuant to subsection (a) or (b) of this Section. Salary reduction contributions pursuant to this Section shall be delivered to the Trustee during the month, or as soon as practicable after the end of the month, in which such contribution would otherwise have been paid to the Participant as cash compensation.

            Section 4.2. Supplemental Salary Reduction Contributions. (a) Election. During a period each December as prescribed by the Committee, a Participant who is an Eligible Employee (whether or not he has elected to make salary reduction contributions pursuant to Section 4.1) may elect to have a supplemental salary reduction contribution made on his behalf by making an election to have his Compensation for one or more payroll periods (as prescribed by the Committee) reduced by a specified dollar amount or by a specified percentage. A Participant may elect to have a supplemental salary reduction contribution made on his behalf by his Employer by giving written direction to his Employer or by making an election through such other means as may be prescribed by the Committee. The Committee shall prescribe rules limiting the amount or percentage that a Participant can elect hereunder so that the Participant's total estimated salary reduction contributions under this Section and Section 4.1 for a Plan Year shall not exceed 6% of the Participant's Compensation for such Plan Year (excluding any Compensation paid prior to the date on which he became a Participant).

            (b) Employer Contributions. Subject to the limitations set forth in Article 6, each Employer shall contribute on behalf of each Participant who is an Employee of such Employer and who has elected to have a supplemental salary reduction contribution made pursuant to this Section an amount equal to the amount elected by the Participant hereunder. Any supplemental salary reduction contribution made on a Participant's behalf shall be delivered by the Committee to the Trustee as soon as reasonably practicable after the date on which the contribution would have otherwise been paid to the Participant as cash compensation.

            Section 4.3. Employer Matching Contributions. Subject to the limitations set forth in Article 6, each Employer shall contribute for each Plan Year on behalf of each Participant who made salary reduction contributions or supplemental salary reduction contributions for the Plan Year an amount equal to 50 percent of the salary reduction contributions and supplemental salary reduction contributions made on behalf of the Participant pursuant to Sections 4.1 and 4.2 for such Plan Year.

            Employer matching contributions shall be invested exclusively in the Company Stock Fund. Such contributions may be made in the form of shares of Company Stock, or in the form of cash which shall be applied by the Trustee to purchase shares of Company Stock. If any such Employer matching contributions are made by the delivery of certificates of shares of Company Stock, such stock shall be valued as of the day preceding the day on which such Employer matching contributions are delivered to the Trustee at the closing sales price of the Company Stock as reflected on the consolidated tape of the principal exchange on which such stock is traded, or, if there are no sales on such date, the closing sales price on the most recent trading day prior thereto.

            Employer matching contributions for any Plan Year shall be delivered to the Trustee concurrently or as soon as practicable after the date on which the corresponding salary reduction contributions are delivered to the Trustee.

            Section 4.4. Profit Sharing Contributions. Subject to the limitations set forth in Article 6, each Employer shall contribute for each Plan Year such amount as the Company may determine. The amount contributed by the Employers hereunder shall be based on a target percentage of Compensation established by the Company that would be allocable to all eligible Participants pursuant to Section 8.4(c) if the limitation on deductibility of Employer contributions set forth in Section 6.4 did not apply, less the amount (if any) that cannot be contributed to the Plan for the Plan Year as a result of such limitation.

            Employer profit sharing contributions for any Plan Year may be delivered to the Trustee in one or more installments, and shall be delivered to the Trustee prior to the due date, including extensions thereof, of the Employer's federal income tax return for the fiscal year of the Employer that ends with or within such Plan Year.

            Section 4.5. Money Purchase Contributions. Subject to the limitations set forth in Article 6, each Employer shall contribute for each Plan Year on behalf of each Participant who (i) completes at least 1,000 Hours of Employment during such Plan Year and (ii) who is employed by an Employer as an Eligible Employee on the last day of the Plan Year, a contribution in an amount equal to 3% of the portion of such Participant's Compensation for such year paid by such Employer.

            Employer money purchase contributions for any Plan Year may be delivered to the Trustee in one or more installments, and shall be delivered to the Trustee prior to the due date, including extensions thereof, of the Employer's federal income tax return for the fiscal year of the Employer that ends with or within such Plan Year.


                                   ARTICLE 5
                           ROLLOVER CONTRIBUTIONS

            Section 5.1. Requirements for Rollover Contributions. If a Participant receives an eligible rollover distribution (within the meaning of section 402(c)(4) of the Code) from a qualified trust (within the meaning of section 402(c)(8)(A) of the Code, but excluding a trust which forms part of a plan maintained by an entity with respect to which the Participant is a 5%- owner (within the meaning of section 416(i) of the Code) at the time such distribution is made or at any time during the five Plan Years preceding the Plan Year in which the distribution is made), then such Participant may contribute to this Plan an amount which does not exceed the amount of such eligible rollover distribution. If a Participant receives a distribution or distributions from an individual retirement account (within the meaning of section 408 of the Code) and the amount received represents the entire amount in such account and no amount in such account is attributable to any source other than an eligible rollover distribution and any earnings on such a rollover contribution, then such Participant may contribute to this Plan such distribution or distributions.

            Section 5.2. Delivery of Rollover Contributions. Any rollover contribution pursuant to this Section shall be delivered by the Participant to the Committee and by the Committee to the Trustee on or before the 60th day after the day on which the Participant receives the distribution, or on or before such later date as may be prescribed by law. Any such contribution must be accompanied by such information and certifications that the Committee may require. Notwithstanding the foregoing, the Committee shall not accept a rollover contribution if in its judgment accepting such contribution would cause the plan to violate any provision of the Code or Regulations.


                                 ARTICLE 6
                        LIMITATIONS ON CONTRIBUTIONS

            Section 6.1. Annual Limit on Salary Reduction Contributions.
(a) General Rule. Notwithstanding the provisions of Sections 4.1 and 4.2, a Participant's salary reduction contributions made pursuant to Sections 4.1 and 4.2 for any calendar year shall not exceed (i) for the Plan Year commencing January 1, 1999, $10,000 or (ii) for each subsequent Plan Year, the dollar limit prescribed by section 402(g) of the Code (as adjusted for increases in the cost-of-living in accordance with section 402(g)(5) of the
Code).

            (b) Distribution of Excess Salary Reduction Contributions. With respect to any Participant, if for any calendar year the salary reduction contributions to this Plan or the aggregate of salary reduction contributions to this Plan plus amounts contributed under other plans or arrangements described in sections 401(k), 403(b), 408(k) or 408(p) of the Code will exceed the limit imposed by subsection (a) of this Section for the calendar year in which such contributions were made ("excess deferrals"), such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Committee, be allowed to submit a written request that the excess deferrals, plus any income and minus any loss allocable thereto, be distributed to the Participant. The amount of any income or loss allocable to such excess deferrals shall be determined pursuant to Regulations. Such amount of excess deferrals, as adjusted for income or loss, shall be distributed to the Participant no later than April 15 following the calendar year for which such contributions were made. Notwithstanding the provisions of this paragraph, any such excess deferrals shall be treated as "annual additions" for purposes of Section 6.2 for the limitation year in which such contributions were made.

            Section 6.2. Maximum Annual Additions Under Section 415 of the Code. Notwithstanding any other provision of the Plan, the amounts allocated to the Accounts of each Participant for any limitation year shall be limited so that--

            (i) the aggregate annual additions for such Plan Year to the Participant's Account in this Plan and in all other defined contribution plans in which he is a participant shall not exceed the lesser of

                  (I) $30,000 (as adjusted for increases in the
            cost-of-living pursuant to section 415(d) of the Code) and

                  (II) 25% of the Participant's compensation for such
            limitation year, and

            (ii) for limitation years commencing prior to January 1, 2000, the sum of (A) and (B) below shall not exceed 1.

                  (A) The annual additions to the Participant's Account in
            the Plan and the aggregate annual additions to the eligible Employee's accounts in all other defined contribution plans maintained by his Employer (determined as of the close of the Plan Year) divided by the sum of the lesser of--

                        (I) 125% of the maximum dollar amount which under
                  section 415(c)(1)(A) of the Code could have been contributed on behalf of the Participant to a defined contribution plan, and

                        (II) 35% of the Participant' annual compensation,
                  as determined separately for each of the Participant's years of service.

                  (B) The aggregate projected annual benefit of the
            Participant under all defined benefit plans maintained by his Employer (determined as of the close of the limitation year), divided by the lesser of--

                        (I) 125% of the maximum dollar limitation contained
                  in section 415(b)(1)(A) of the Code as adjusted for increases in the cost of living as set forth in Regulations, and

                        (II) 140% of the average of the Participant's
                  compensation for the three consecutive calendar years during which his compensation was the highest.


If the annual additions to a Participant's Account exceed the limitations set forth in clause (i) above for any limitation year (I) as a result of a reasonable error in estimating a Participant's annual compensation, (II) as a result of a reasonable error in determining the amount of elective deferrals that may be made by a Participant under section 415 of the Code or (III) under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, the Company shall cause to be reduced the amounts to be allocated to such Participant's Account for such year to the extent of the excess in the manner described below:

            (a) first, by reducing the amount of the Participant's salary reduction contributions and corresponding matching contributions allocated to his Account, plus earnings on such contributions;

            (b) second, by reducing the profit sharing contribution allocated to his Account, plus earnings on such contribution; and

            (c) third, by reducing the money purchase contribution allocated to his Account, plus earnings on such contribution.


Any salary reduction contributions so reduced, plus earnings thereon, shall be distributed to the Participant. Any matching contributions, profit sharing contributions and money purchase contributions so reduced shall be held in a segregated suspense account and shall be treated in the next limitation year as Employer matching contributions, profit sharing contributions or money purchase contributions, as the case may be, thereby reducing amounts actually contributed by the Employers for such year. Upon termination of the Plan, any balance in such suspense account shall be returned to each Employer in the amount determined by the Committee, but only if the allocation upon Plan termination of such amount to Participants would cause all Participants to receive annual additions in excess of the limitations of section 415 of the Code.

            If the combined annual benefit payable to a Participant would exceed the limitation of paragraph (ii)(B) above, then the benefit payable under the defined benefit plan shall be reduced in order to meet such limitation in the manner provided in such defined benefit plan.

            The "annual additions" for a Plan Year to a Participant's Account in this Plan and in any other defined contribution plan is the sum for such limitation year of--

            (i) the amount of Employer contributions (including salary reduction contributions) allocated to such Participant's accounts,

            (ii) the amount of forfeitures allocated to such Participant's accounts,

            (iii) the amount allocated to any individual medical benefit account (as defined in section 415(l) of the Code) maintained on behalf of the Participant, and

            (iv) the amount of contributions by the Participant to any such plan, but excluding any rollover contribution made thereto.


            For purposes of this Section, the "limitation year" shall be the Plan Year, the terms "compensation," "defined contribution plan," "defined benefit plan" and "year of service" shall have the meanings set forth in section 415 of the Code and the Regulations promulgated thereunder, and a Participant's Employer shall include entities that are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as his Employer or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with his Employer or such entities.

            Section 6.3. Limits on Contributions for Highly Compensated Employees. (a) Actual Deferral Percentage Test Imposed by Section 401(k)(3) of the Code. Notwithstanding the provisions of Sections 4.1 and 4.2, if the salary reduction contributions (including supplemental salary reduction contributions) made pursuant to such Sections for a Plan Year fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (1) of subsection (e) of this Section shall be made.

            (1) The HCE average deferral percentage does not exceed the product of the NHCE average deferral percentage multiplied by 1.25.

            (2) The HCE average deferral percentage (i) does not exceed the NHCE average deferral percentage by more than two percentage points and (ii) does not exceed two times the NHCE average deferral percentage.

            (b) Actual Contribution Percentage Test Imposed by Section 401(m) of the Code. Notwithstanding the provisions of Section 4.3, if the matching contributions pursuant to Section 4.3 fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (2) of subsection (e) of this Section shall be made.

            (1) The HCE average contribution percentage does not exceed the product of the NHCE average contribution percentage multiplied by 1.25.

            (2) The HCE average contribution percentage (i) does not exceed the NHCE average contribution percentage by more than two percentage points and (ii) does not exceed two times the NHCE average contribution percentage.


            (c) Aggregate Limit on Contributions. Notwithstanding anything herein to the contrary, if the sum of the HCE average deferral percentage (as determined under paragraph (1) of subsection (e) of this Section after making the adjustments required by such paragraph for the Plan Year) and the HCE average contribution percentage (as determined under paragraph (2) of subsection (e) of this Section after making the adjustments required by such paragraph for the Plan Year) exceeds, or in the judgment of the Company is likely to exceed, the aggregate limit for such Plan Year, the adjustments prescribed in paragraph (3) of subsection (e) of this Section shall be made.

            (d) Definitions and Special Rules. For purposes of this Section, the following definitions and special rules shall apply:

            (1) The "actual deferral percentage test" refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (a) of this Section relating to salary reduction contributions (including supplemental salary reduction contributions). The actual deferral percentage test shall be satisfied if either of such tests are satisfied.

            (2) The "HCE average deferral percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make salary reduction contributions for the current Plan Year and who are highly compensated employees for the current Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the salary reduction contributions (including supplemental salary reduction contributions) for the benefit of such Eligible Employee for the current Plan Year (if any) to the total compensation for the current Plan Year paid to such Eligible Employee.

            (3) The "NHCE average deferral percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make salary reduction contributions for the prior Plan Year and who were not highly compensated employees for the prior Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the salary reduction contributions (including supplemental salary reduction contributions) for the benefit of such Eligible Employee for the prior Plan Year (if any) to the total compensation for the prior Plan Year paid to such Eligible Employee.

            (4) The "actual contribution percentage test" refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (b) of this Section relating to matching contributions. The actual contribution percentage test shall be satisfied if either of such tests are satisfied.

            (5) The "HCE average contribution percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to share in an allocation of matching contributions for the current Plan Year, and who are highly compensated employees for the current Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Employee to the nearest one-hundredth of one percent, of the sum of the matching contributions made for the benefit of such Eligible Employee for the current Plan Year and, in the Company's sole discretion, to the extent permitted by Regulations, some or all of the salary reduction contributions (including supplemental salary reduction contributions) made during the current Plan Year for the benefit of such Eligible Employee (if any), to the total compensation for the current Plan Year paid to such Eligible Employee.

            (6) The "NHCE average contribution percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to share in an allocation of matching contributions for the prior Plan Year, and who were not highly compensated employees for the prior Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the matching contributions made for the benefit of such Eligible Employee for the prior Plan Year and, in the Company's sole discretion, to the extent permitted by Regulations, some or all of the salary reduction contributions (including supplemental salary reduction contributions) made during the prior Plan Year for the benefit of such Eligible Employee (if any), to the total compensation for the prior Plan Year paid to such Eligible Employee.

            (7) The "aggregate limit" shall equal the greater of (A) the sum of (i) 1.25 times the greater of the NHCE average deferral percentage or the NHCE average contribution percentage plus (ii) the lesser of (a) the sum of two percentage points and the lesser of the NHCE average deferral percentage or the NHCE average contribution percentage and (b) 200% of the lesser of the NHCE average deferral percentage or the NHCE average contribution percentage; or (B) the sum of (i) 1.25 times the lesser of the NHCE average deferral percentage or the NHCE average contribution percentage plus (ii) two percentage points plus the greater of (a) the NHCE average deferral percentage or (b) the NHCE average contribution percentage, but not greater than 200% of the greater of (a) and (b) above.

            (8) A "highly compensated employee" is, for a Plan Year, any Employee who is (a) a 5%-owner (as determined under section 416(i) of the Code) at any time during the current Plan Year or the prior Plan Year or (b) was paid compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(1)(B)(ii) of the Code) from an Employer for the prior Plan Year. The Employees taken into account under clause (b) above shall be limited to those Employees who were members of the "top-paid group" (as defined in section 414(q)(3) of the Code) for the prior Plan Year.

            (9) The term "compensation" shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Company, any other meaning in accordance with the Code for these purposes.

            (10) If the Plan and one or more other plans of the Employer to which elective deferrals or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section.


            (e) Adjustments to Comply with Limits. This subsection sets forth the adjustments and correction methods which shall be used to comply with the actual deferral percentage test under section 401(k)(3) of the Code, and the actual contribution percentage test under section 401(m) of the Code.

                  (1) Adjustments to Comply with Actual Deferral Percentage Test. (A) Adjustment to Deferred Compensation Contributions of Highly Compensated Employees. The Company shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the actual deferral percentage test is satisfied during a Plan Year, and, if it appears to the Company that such test will not be satisfied, the Company shall take such steps as it deems necessary or appropriate to adjust the salary reduction contributions made pursuant to Sections 4.1 and 4.2 for all or a portion of such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary in order for the actual deferral percentage test to be satisfied. If, as of the end of the Plan Year, the Company determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the actual deferral percentage test was not satisfied, the Company shall calculate a total amount by which salary reduction contributions must be reduced in order to satisfy either such test, in the manner prescribed by section 401(k)(8)(B) of the Code (the "excess contributions amount"). The amount to be returned to each Participant who is a highly compensated employee shall be determined by first reducing the salary reduction contributions of each Participant whose actual dollar amount of salary reduction contributions for such Plan Year is highest until such reduced dollar amount equals the next highest actual dollar amount of salary reduction contributions made for such Plan Year on behalf of any highly compensated employee, or until the total reduction equals the excess contributions amount. If further reductions are necessary, then the salary reduction contributions on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of salary reduction contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount. For purpose of this paragraph, the term "salary reduction contributions" shall include supplemental salary reduction contributions.

                  (B) Corrective Distributions and Forfeitures. No later than 2 1/2 months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Company shall cause to be distributed to each affected Participant (i) the amount of salary reduction contributions to be returned to such Participant pursuant to subparagraph (A) above, plus any income and minus any loss allocable thereto, and (ii) any corresponding matching contributions in which the Participant would be vested if the Participant terminated employment as of the last day of such Plan Year (or upon the date of the Participant's actual termination of employment, if earlier), plus any income and minus any loss allocable thereto. Any corresponding matching contributions in which the Participant would not have been vested shall be forfeited and credited to the Forfeiture Account. The amount of any income or loss allocable to any such reductions to be so distributed or forfeited, including income or loss attributable to the gap period (as defined in Regulations), shall be determined pursuant to applicable Regulations. The amount of salary reduction contributions to be distributed to a Participant hereunder shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Section 6.1 in order to comply with the limitations of section 402(g) of the Code. The unadjusted amount of any such reductions so distributed shall be treated as "annual additions" for purposes of Section 6.2 relating to the limitations under section 415 of the Code.

                  (2) Adjustments to Comply with Actual Contribution Percentage Test. (A) Adjustment to Matching Contributions of Highly Compensated Employees. If, as of the end of the Plan Year, after taking into account the distribution and forfeiture of matching contributions made on behalf of highly compensated employees pursuant to subparagraph (1)(B) above, the Company determines that the actual contribution percentage test was not satisfied, the Company shall calculate a total amount by which matching contributions made pursuant to Section 4.3 must be reduced in order to satisfy such test, in the manner prescribed by section 401(m)(6)(B) of the Code (the "excess aggregate contributions amount"). The amount to be reduced with respect to each Participant who is a highly compensated employee shall be determined by first reducing the matching contributions for each Participant whose actual dollar amount of matching contributions for such Plan Year is highest until the such reduced dollar amount equals the next highest actual dollar amount of matching contributions made for such Plan Year on behalf of any highly compensated employee, or until the total reduction equals the excess aggregate contributions amount. If further reductions are necessary, then such matching contributions on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of matching contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess aggregate contributions amount.

                  (B) Corrective Distributions and Forfeitures. No later than 2 1/2 months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Company shall cause to be distributed to the Participant such matching contributions in which the Participant would have been vested had the Participant terminated employment as of the last day of such Plan Year (or on the date of the Participant's actual termination of employment, if earlier), plus any income and minus any loss allocable thereto. Any such matching contributions in which the Participant would not have been vested shall be forfeited and credited to the Forfeiture Account. The amount of any income or loss allocable to any such reductions to be so distributed or forfeited, including income or loss attributable to the gap period (as defined in Regulations), shall be determined pursuant to applicable Regulations. The unadjusted amount of any such reductions so distributed or forfeited shall be treated as "annual additions" for purposes of Section 6.2 relating to the limitations under section 415 of the Code.

                  (3) Adjustments to Comply with the Aggregate Limit. If, after making the adjustments required by paragraphs (1) and (2) of this subsection for a Plan Year, the Company determines that the sum of the HCE average deferral percentage and the HCE average contribution percentage exceeds the aggregate limit for such Plan Year, the Company shall within 2 1/2 months after the close of such Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan
      Year) adjust the salary reduction contributions made pursuant to Sections 4.1 and 4.2 for such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary to eliminate such excess. For purposes of the preceding sentence, the HCE average deferral percentage and HCE average contribution percentage shall be equal to the highest deferral percentage and contribution percentage permissible in determining the excess contributions amount under section 401(k)(8)(B) of the Code pursuant to paragraph (1) above, and the excess aggregate contributions amount under section 401(m)(6)(B) of the Code pursuant to paragraph (2) above, respectively. Such adjustment shall be effected in the same manner described in paragraph (1) of this subsection relating to reductions made to satisfy the actual deferral percentage test. In the event that further reductions are necessary, the Company shall adjust the matching contributions made pursuant to Section 4.3 for such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary to eliminate such excess. Such adjustment shall be effected in the same manner described in paragraph (2) of this subsection relating to reductions made to satisfy the actual contribution percentage test.

            (f) Qualified Nonelective Contributions. Each Plan Year, the Company may require some or all of the Employers to make, to the extent permitted by Regulations, additional contributions which shall be treated as "qualified nonelective contributions" within the meaning of Section 401(m)(4)(C) of the Code, for purposes of applying the actual deferral percentage test or the actual contribution percentage test or both. Such contributions shall be allocated to the class or group of Participants specified by the Company in the manner prescribed by the Company, in accordance with Regulations. Any such Employer contributions designated as qualified nonelective contributions and earnings related thereto shall be accounted for separately by the Trustee and shall be distributable pursuant to the provisions of the Plan concerning distributions of matching contributions (but no earlier than the Participant's separation from service or death).

            Section 6.4. Other Limitations on Employer Contributions. The contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the fiscal year of such Employer that ends with or within such Plan Year.

            Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer's request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant's account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.


                                 ARTICLE 7
                         TRUST AND INVESTMENT FUNDS

            Section 7.1. Trust. A Trust shall be created by the execution of a trust agreement between the Company (acting on behalf of the Employers) and the Trustee. All contributions under the Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Committee directs in accordance with the Plan.

            Section 7.2. Investment Funds. (a) In General. The Committee shall cause the Trustee to establish and maintain two or more separate investment funds exclusively for the collective investment and reinvestment of amounts credited to Participants' Accounts, as directed by the Participants. Additional investment funds may be established as determined by the Committee from time to time, in its sole discretion.

            (b) Company Stock Fund. In addition to the investment funds established pursuant to subsection (a), the Committee shall cause the Trustee to establish, operate and maintain a Company Stock Fund. The assets of the Company Stock Fund shall be invested primarily in shares of Company Stock and short-term liquid investments in a commingled money market fund maintained by the Trustee, to the extent determined by the Trustee to be necessary to satisfy such fund's cash needs. Each Participant's proportional interest in the Company Stock Fund shall be represented by units of participation, each such unit representing a proportionate interest in all the assets of such fund.


                                 ARTICLE 8
                            PARTICIPANT ACCOUNTS
                          AND INVESTMENT ELECTIONS

            Section 8.1. Participant Accounts and Investment Elections. (a) Separate Accounts. The Company shall establish and maintain, or cause the Trustee or such other agent as the Company may select to establish and maintain, a separate Account for each Participant. Such Accounts shall be solely for accounting purposes, and no segregation of assets of the Trust among the separate Accounts shall be required. Each Account shall consist of the following:

            (i) if salary reduction contributions or supplemental salary reduction contributions are being made or have been made for a Participant, a Salary Reduction Account,

            (ii) if matching contributions are made or have been made for a Participant, a Matching Account,

            (iii) if profit sharing contributions are made or have been made for a Participant, or if any portion of the Participant's account balance was transferred to this Plan from the Enesco Profit Sharing Plan in connection with the merger thereof, a Profit Sharing Account,

            (iv) if money purchase contributions are made or have been made for a Participant, a Money Purchase Account,

            (v) if a Participant makes a rollover contribution to the Plan, a Rollover Account,

            (vi) if a Participant previously made after-tax voluntary employee contributions to the Plan, a Voluntary Account, and

            (vii) if qualified non-elective contributions are made or have been made for a Participant as described in Section 6.3(f), a QNEC Account.

            The Company shall establish and maintain, or cause the Trustee or such other agent as the Company may select to establish and maintain, investment subaccounts with respect to each such investment fund to which amounts contributed under the Plan shall be credited according to each Participant's investment elections pursuant to subsections (b) and (c) of this Section. All such subaccounts shall be for accounting purposes only, and there shall be no segregation of assets within the investment funds among the separate subaccounts.

            In addition to Participants' Accounts, the Company shall establish and maintain, or cause the Trustee or such other agent as the Company may select to establish and maintain, a Forfeiture Account. The Forfeiture Account shall be subdivided into a matching forfeiture subaccount, a profit sharing forfeiture subaccount and a money purchase forfeiture subaccount to which shall be credited amounts forfeited from Participants' Matching Accounts, Profit Sharing Accounts and Money Purchase Accounts, respectively, as described in Section 9.3(a).

            (b) Investment Election. Each Participant shall make an investment election that shall apply to the investment of contributions to be made on his behalf or by him pursuant to Article 4 or 5 and any earnings on such contributions. Such election shall specify that such contributions be invested either (i) wholly in one of the funds maintained or employed by the Trustee pursuant to subsection (a) or (ii) divided among such funds in multiples established by the Committee from time to time. Separate investment elections with respect to different types of contributions may not be made. During any period in which no direction as to the investment of a Participant's account is on file with the Committee, contributions made by him or on his behalf to the Plan shall be invested in such manner as the Committee shall determine.

            To the extent necessary to comply with federal securities laws and Company policies regarding ownership of Company Stock as in effect from time to time, the Committee shall prescribe rules limiting Participants' rights to direct investment of their Plan Accounts in the Company Stock Fund.

            (c) Change of Investment Election. A Participant may elect to change his investment election at such intervals as may be determined by the Committee, but not less frequently than once during each calendar quarter. Such change shall be limited to the investment choices then maintained or employed by the Trustee pursuant to Section 8.1(a). A change in investment election made pursuant to this Section shall apply to contributions and earnings thereon made on behalf of or by the Participant under Article 4 or Article 5 prior to such change, to future contributions made pursuant to such Articles, or both. Any such change shall specify that such contributions be invested either (i) wholly in one of the funds maintained pursuant to subsection (a) or (ii) divided among such funds in multiples established by the Committee from time to time. A Participant's change of investment election must be made by providing a written direction to the Committee or through such other means prescribed by the Committee. The Committee shall prescribe rules regarding the time by which such an election must be made in order to be effective for a particular Valuation Date.

            (d) Matching Account. Notwithstanding any provision of this Section to the contrary, all or substantially all of a Participant's Matching Account shall be invested in the Company Stock Fund. A Participant shall not have the right to direct that any portion of his Matching Account be invested in any fund other than the Company Stock Fund.

            Section 8.2. Allocation of Fluctuation in Value of Investment Fund Assets. In the event that contributions, income and losses are not otherwise specifically allocated to Participant accounts by the Trustee or at its direction as soon as practicable after each Valuation Date, the net worth of each investment fund as of such Valuation Date shall be determined. If the net worth of such investment fund so determined is more or less than the total of (a) all balances credited as of such Valuation Date to the subaccounts of Participants invested in the investment fund as of such Valuation Date who are Participants as of such Valuation Date, and
(b) the balances of the subaccounts of persons invested in the investment fund as of such Valuation Date whose service has terminated prior to the Valuation Date for which the allocation is being made, the amount of any excess or deficiency shall be prorated and credited or charged to such subaccounts proportionally to the balances of such subaccounts as of the preceding Valuation Date after making all allocations for such preceding Valuation Date prescribed by this Article and increasing each subaccount by a percentage of the contributions made after such preceding Valuation Date and allocable to such subaccount pursuant to this Section and decreasing each such subaccount by a percentage of any distributions from such subaccount during such period (but not less than zero), all of such increases and decreases to be made in such manner as the Committee determines in its discretion to be necessary to provide an equitable allocation of any change in the value of the adjusted net worth of the Trust Fund with respect to the period subsequent to such preceding Valuation Date for which such contributions and distributions were credited or debited to each such subaccount. Such allocations shall be made as of each Valuation Date.

            Section 8.3. Determination of Net Worth of Investment Funds.
(a) In General. The net worth of an investment fund as of any Valuation Date shall be the fair market value of all assets (including any uninvested cash) held by such investment fund, as determined by the Trustee on the basis of such evidence and information as it may deem pertinent and reliable, reduced by any liabilities other than Participants' Accounts.

            (b) Company Stock Fund. As soon as practicable after the close of business on each Valuation Date, the Company shall cause the Trustee to determine the value of the Company Stock Fund on such Valuation Date in the manner prescribed in subsection (a) of this Section, and the value so determined shall be divided by the total number of participating units allocated to the investment fund subaccounts of each Participant. The resulting quotient shall be the value of a participating unit in the Company Stock Fund as of such Valuation Date and shall constitute the "price" of a participating unit as of such Valuation Date. Participating units shall be credited, at the price so determined, to the investment fund subaccounts of Participants with respect to moneys contributed or transferred to such subaccounts on their behalf on such Valuation Date.
The value of all participating units credited to Participants' investment fund subaccounts shall be redetermined in a similar manner as of each Valuation Date.

            Section 8.4. Allocations of Contributions Among Participants' Accounts. (a) Allocation of Salary Reduction Contributions. Salary reduction contributions and supplemental salary reduction contributions made pursuant to Sections 4.1 and 4.2 shall be allocated to the Salary Reduction Account of each Participant for whom such contributions are made as soon as practicable after the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee and shall be credited to such Participant's account as of such Valuation Date.

            (b) Allocation of Matching Contributions. Employer matching contributions made pursuant to Section 4.3 shall be allocated to the Matching Account of each Participant for whom such contributions are made as soon as practicable after the Valuation Date on which such contribution is delivered to the Trustee and shall be credited to such Participant's account as of such Valuation Date.

            (c) Allocation of Profit Sharing Contributions. Employer profit sharing contributions made pursuant to Section 4.4 for a Plan Year shall be allocated first to the Profit Sharing Account of each Class 1 Participant who (i) completed at least 1,000 Hours of Employment during such Plan Year and (ii) is employed as an Eligible Employee on the last day of the Plan Year, in proportion to the Participant's Compensation paid by such Employer for the Plan Year compared to the Compensation of all such Class 1 Participants employed by such Employer, until each Class 1 Participant is allocated an amount equal to the target percentage of such Participant's Compensation (as determined pursuant to Section 4.4). Any remaining amounts shall be allocated to the Profit Sharing Account of each Class 2 Participant who (i) competed at least 1,000 Hours of Employment during such Plan Year and (ii) is employed as an Eligible Employee on the last day of the Plan Year, in proportion to the Participant's Compensation paid by such Employer for the Plan Year compared to the Compensation of all such Class 2 Participants employed by such Employer. In no event shall the amount allocated to the Profit Sharing Account of any Class 2 Participant, expressed as a percentage of such Participant's Compensation for the Plan Year, exceed the amount allocated to the Profit Sharing Account of any Class 1 Participant, also expressed as a percentage of such Participant's Compensation for the Plan Year. Such allocations shall be made as soon as practicable after the close of the Plan Year for which the contribution is made and shall be credited to Participants' Profit Sharing Accounts as of the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee.

            (d) Allocation of Money Purchase Contributions. Employer money purchase contributions made pursuant to Section 4.5 for a Plan Year shall be allocated to the Money Purchase Account of each Participant who (i) completed at least 1,000 Hours of Employment during such Plan Year and (ii) is employed as an Eligible Employee on the last day of the Plan Year. Such allocation shall be made as soon as practicable after the close of the Plan Year for which the contribution is made and shall be credited to Participants' Money Purchase Accounts as of the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee.

            (e) Allocation of Rollover Contributions. Rollover contributions made pursuant to Article 5 shall be allocated to the Rollover Account of each Participant who makes such a contribution as soon as practicable after the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee and shall be credited to such Participant's account as of such Valuation Date.

            (f) QNEC Account. Qualified nonelective contributions made pursuant to Section 6.3(f) shall be allocated to Participants' QNEC Accounts in the manner prescribed by the Company, in accordance with Regulations.

            (g) Allocation of Forfeitures. With respect to amounts allocated to the money purchase forfeiture subaccount of the Forfeiture Account in a Plan Year, the balance of such subaccount shall be applied to reduce the Employers' money purchase contribution in the subsequent Plan Year. With respect to amounts allocated to the match subaccount and profit sharing subaccount of the Forfeiture Account in a Plan Year, the excess, if any, of the balance of such subaccounts less any portion of such subaccounts that is applied to restore forfeitures as provided in Sections
9.8 and 10.3 or is applied to pay Plan expenses in accordance with Section 14.1, shall be allocated to the Profit Sharing Account of each Participant who (i) completed at least 1,000 Hours of Employment during such Plan Year and (ii) is employed on the last day of the Plan Year in proportion to the Compensation paid by such Employer to each such Participant during such Plan Year bears to the total Compensation paid by such Employer to all such Participants during such Plan Year.

            Section 8.5. Correction of Error. If it comes to the attention of the Committee that an error has been made in any of the allocations prescribed by this Article 8, appropriate adjustment shall be made to the accounts of all Participants and designated Beneficiaries that are affected by such error, except that no adjustment need be made with respect to any Participant or Beneficiary whose account has been distributed in full prior to the discovery of such error.


                                 ARTICLE 9
                    WITHDRAWALS, LOANS AND DISTRIBUTIONS

            Section 9.1. Withdrawals Prior to Termination of Employment.
(a) Withdrawals After Age 59 1/2. A Participant who has attained age 59 1/2 may request the Committee to distribute all or any portion of his Salary Reduction Account and the vested portion of his Matching Account as of any Valuation Date. The minimum amount of any withdrawal pursuant to this subsection shall be $500.

            (b) Hardship Withdrawals. The provisions of this subsection shall apply only to each Participant who had an account balance in this Plan on December 31, 1998 (prior to the merger of the Enesco Profit Sharing Plan into this Plan).

            A Participant who is an Employee may withdraw as of any Valuation Date all or a portion of the balance of his Salary Reduction Account and vested Matching Account only if the Participant has incurred a financial hardship. The determination of the existence of financial hardship and the amount required to be distributed to satisfy the need created by the hardship will be made by the Committee in a uniform and non-discriminatory manner according to the following rules:

            (1) A financial hardship shall be deemed to exist if the Participant certifies to the Committee that the financial need is on account of:

                  (A) expenses for medical care described in section 213(d)
            of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

                  (B) costs directly related to the purchase of a principal
            residence for the Participant (excluding mortgage payments);

                  (C) payment of tuition, room and board and related
            educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, the Participant's children, or any dependents of the Participant (as so defined);

                  (D) payments necessary to prevent the eviction of the
            Participant from the Participant's principal residence or foreclosure of the mortgage on that residence; or

                  (E) the payment of funeral expenses incurred in respect
            of the Participant or the Participant's spouse or any dependents of the Participant
            (as so defined).

            (2) A Participant shall be required to certify to the Committee on a form prescribed by the Committee both the reason for the financial need and that such need cannot be satisfied from sources other than a withdrawal from the Participant's accounts. The Participant shall be required to submit any additional supporting documentation as may be requested by the Committee.

            (3) A distribution shall be treated as necessary to satisfy a financial need if the Participant certifies to the Committee (and if the Committee has no reason to believe that such certification is inaccurate) that such hardship cannot be relieved by or through:

                  (A) reimbursement or compensation by insurance or
            otherwise, or

                  (B) reasonable liquidation of the Participant's assets
            (including for this purpose assets of the Participant's spouse and minor children that are reasonably available to the Participant), to the extent such liquidation would not itself cause an immediate and heavy financial need, or

                  (C) other distributions or nontaxable (at the time of the
            loan) loans from plans maintained by an Employer or by another employer, or by borrowing from commercial sources on reasonable commercial terms.

            (4) Notwithstanding anything to the contrary, earnings credited to a Participant's Salary Reduction Account attributable to periods after 1988 shall not be available for withdrawal pursuant to this subsection, and, the minimum amount of any hardship withdrawal made pursuant to this subsection shall be $500. Furthermore, the amount available for withdrawal pursuant to this subsection shall be reduced by the amount of any loan outstanding made pursuant to Section 9.2, and no withdrawal pursuant to this subsection shall be permitted to the extent that such withdrawal would cause the aggregate amount of such loan outstanding to exceed the limits described in Section 9.2.

            (c) Other Withdrawals. The provisions of this subsection shall apply only to each Participant who had an account balance in this Plan on December 31, 1998 (prior to the effectiveness of the merger of the Enesco Profit Sharing Plan into this Plan).

            A Participant may withdraw as of any Valuation Date an amount from his Voluntary Account and his Rollover Account and an amount from his vested Matching Account that is not greater than the balance of such account as of the date of such withdrawal less the amount of contributions allocated to such account within the twenty-four month period preceding the date of such withdrawal. The minimum amount of any withdrawal pursuant to this subsection shall be $500.

            (d) Distributions After Age 70 1/2. A Participant who has attained age 70 1/2 may elect to withdraw all or any portion of the vested portion of his Account as of any Valuation Date. With respect to any Participant who is a 5%-owner (within the meaning of section 416(i) of the Code) in the calendar year in which the Participant attains age 70 1/2, distributions shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Such distributions shall be in the time, and in the minimum amount, prescribed by section 401(a)(9) of the Code and Regulations.

            (e) Miscellaneous Rules. Any amounts withdrawn pursuant to this Section shall be charged to the Participant's Accounts in the following order, as applicable:

            (i) Voluntary Account,

            (ii) Rollover Account,

            (iii) Salary Reduction Account,

            (iv) Matching Account,

            (v) QNEC Account,

            (vi) Profit Sharing Account and

            (vii) Money Purchase Account.

            A Participant may request a withdrawal pursuant to this Section in the manner prescribed by the Committee, subject to such uniform limitation as may be prescribed by the Committee on the frequency of withdrawals. The Committee shall prescribe uniform rules which shall govern the manner pursuant to which such withdrawals are processed, the manner in which withdrawals are charged to a Participant's investment subaccounts, and the Valuation Date on which a Participant's Account shall be valued for purposes of calculating such a withdrawal. All withdrawals made pursuant to this Section shall be paid in cash; provided that, with respect to the portion of any such withdrawal from the Participant's Account that is credited to the Company Stock Fund, the Participant shall be provided with the opportunity to elect to receive such portion in the form of shares of Company Stock (with cash in lieu of any fractional shares).

            Section 9.2. Loans to Participants. (a) Making of Loans. Subject to the restrictions set forth in this Section any Participant who is an Employee may request, in the manner prescribed by the Committee, to borrow funds from the Plan. The principal balance of such loan shall be not less than $500 and shall not exceed the lesser of (i) 50% of the balance of the Participant's Salary Reduction Account, Voluntary Account, Rollover Account and the vested portion of his Matching Account as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made, and (ii) $50,000, reduced by the excess, if any, of the highest outstanding loan balance of the Participant under all plans maintained by the Employer during the period of time beginning one year and one day prior to the date such loan is to be made and ending on the date such loan is to be made over the outstanding balance of loans from all such plans on the date on which such loan was made.

            (b) Conditions for Loans. No Participant may have more than one loan outstanding at any time. Amounts equal to any loan made pursuant to this Section shall be transferred first from the Participant's Salary Reduction Account to the extent thereof, then from his Voluntary Account, if any, to the extent thereof, then from his Rollover Account, if any, to the extent thereof and then from his Matching Account. Amounts so transferred from a Participant's Account shall be debited pro rata from the investment subaccounts of such account. Any loan approved by the Committee pursuant to the preceding paragraph (a) shall be made only upon the following terms and conditions:

            (1) The period for repayment of the loan shall be determined by the Participant within guidelines prescribed by the Committee, but such period shall not exceed five years from the date of the loan; provided, however, that if the purpose of the loan as determined by the Committee is to acquire any dwelling unit that within a reasonable time is to be used as the principal residence of the Participant, then such period for repayment shall not exceed 20 years. Any loan may be prepaid, without penalty, by delivery to the Committee of cash in an amount equal to the entire unpaid balance of such loan. Any loan shall be due in full upon termination of employment.

            (2) No loan shall be made unless the Participant consents to have such loan repaid in substantially equal installments deducted from the regular payments of the Participant's compensation during the term of the loan.

            (3) Each loan shall be evidenced by the Participant's collateral promissory note for the amount of the loan, with interest, payable to the order of the Trustee, and shall be secured by an assignment of a portion of the Participant's account balances under the Plan equal to the initial principal amount of such loan and such other collateral as required by the Committee.

            (4) Each loan shall bear a fixed interest rate equal to the prime rate as published in the Wall Street Journal on the first business day of the calendar quarter during which the Participant initiates the loan, plus 1% (or such other rate prescribed by the Committee commensurate with the interest rate then being charged by persons in the business of lending money in the area for loans made under similar circumstances).

            (5) If a Participant has a loan outstanding and repays the entire amount thereof, the Participant shall be required to wait at least 30 days prior to obtaining another loan from the Plan.

            (6) No withdrawal (other than a hardship withdrawal described in Section 9.1(b)) or distribution shall be made to any Participant who has borrowed from the Trust unless and until the loan, including interest, has been repaid.

            (7) The Committee may, in its sole discretion, restrict the amount to be disbursed pursuant to any loan request to the extent it deems necessary to take into account any fluctuations in the value of a Participant's accounts since the Valuation Date immediately preceding the date on which such loan is to be made.

            (8) The Committee shall, in its discretion, cause a charge as an expense to the accounts of any Participant receiving a loan any reasonable administrative fee for processing or annual maintenance of such loan.

            If any loan or portion of a loan made to a Participant under the Plan, together with the accrued interest thereon, is in default, the Trustees shall take appropriate steps to collect on the note and foreclose on the security. The Committee shall prescribe uniform rules regarding the circumstances under which a Participant's loan will be considered in "default" for this purpose, in a manner consistent with Regulations. If, on a Participant's termination of employment, any loan or portion of a loan made to him under the Plan, together with the accrued interest thereon, remains unpaid, then an amount equal to such loan or any part thereof, together with the accrued interest thereof, shall be charged to the Participant's accounts after all other adjustments required under the Plan, but before any distribution pursuant to Section 9.3.

            (c) Applicability. The provisions of this Section shall apply to any person who is a Participant but who is not an Employee and any Beneficiary of a deceased Participant if such Participant or Beneficiary is a "party in interest" as defined in section 3(14) of ERISA. The grant of a loan pursuant to this Section and the terms and conditions thereof shall apply to any such Participant or Beneficiary in the same manner as to a Participant who is an Employee, except that the requirements of Section 9.2(b)(2) shall be met with respect to each such Participant and Beneficiary if such Participant or Beneficiary consents to have such loan repaid in substantially equal installments as determined by the Committee, but not less frequently than quarterly.

            (d) Loan Subaccount. The Committee shall cause to be established and maintained a loan subaccount for the receipt of amounts transferred from a Participant's Accounts pursuant to this Section. Appropriate accounting entries reflecting such transfers shall be concurrent with the disbursement to the Participant of amounts borrowed. A repayment of interest or principal received in respect of amounts borrowed by a Participant shall be credited to the loan subaccount of such Participant as soon as practicable after such repayment is delivered to the Trustee. The Committee shall then cause to be credited such repayments to the Participant's Salary Reduction Account, Voluntary Account, Rollover Account and Matching Account in the same proportion as such accounts were charged with the loan. Repayments so allocated to a Participant shall then be allocated among such Participant's investment fund subaccounts in accordance with such Participant's investment direction in effect at the time that such repayments are credited to the Participant's accounts.

            Section 9.3. Distribution upon Termination of Employment. (a) Vesting. (1) Termination of Employment Entitling Participant to Full Vesting. A Participant's entire Account shall be fully vested if the Participant's employment terminates:

            (i) on account of the Participant's retirement on or after age 65,

            (ii) on account of the Participant's total and permanent disability of a character which prevents the Participant, in the judgment of the Committee corroborated in writing by a licensed physician, from performing his usual duties for his Employer,

            (iii) on account of the Participant's death, or

            (iv) after completion of at least five Years of Vesting
      Service.

If a Participant's employment terminates under any circumstance other than those listed above, vesting of the Participant's Account shall be determined pursuant to paragraph (2) or (3) below, as the case may be; provided, however, that a Participant shall at all times be fully vested in his Account if an Account was maintained under the Plan for the Participant on December 31, 1998 (prior to the merger of the Enesco Profit Sharing Plan into this Plan).

            (2) Termination for Cause. If a Participant terminates employment under circumstances other than those described in paragraph (1) above, and the Participant's employment with his Employer is terminated because of his fraud, embezzlement or dishonesty, the Participant shall be fully vested in his Salary Reduction Account, Rollover Account, Voluntary Account and QNEC Account, and the entire balance of the Participant's Matching Account, Profit Sharing Account and Money Purchase Account shall be forfeited.

            (3) Other Termination of Employment. If a Participant's employment terminates under circumstances other than those described in paragraphs (1) or (2) above, the Participant shall be fully vested in the entire balance of the Participant's Salary Reduction Account, Rollover Account, Voluntary Account and QNEC Account, and shall be vested in a percentage of the value of his Matching Account, Profit Sharing Account and Money Purchase Account determined by reference to the number of the Participant's Years of Vesting Service, in accordance with the following schedule:

                                             Percentage of Value of
                                            Matching, Profit Sharing
      Years of Vesting Service            and Money Purchase Accounts
      ------------------------            ---------------------------

      less than 1                                 0%
      at least 1, but less than 2                10%
      at least 2, but less than 3                20%
      at least 3, but less than 4                40%
      at least 4, but less than 5                70%
      5 or more                                 100%.

            (4) Time of Forfeiture. Upon the earlier of (i) the date on which a Participant receives a distribution of his vested Account balance pursuant to this Section and (ii) the date on which the Participant incurs five consecutive Break in Service Years, the portion of the Participant's Matching Account, Profit Sharing Account and Money Purchase Account that is not vested (if any) shall be forfeited and credited to matching subaccount, profit sharing subaccount and money purchase subaccount of the Forfeiture Account, respectively.

            (b) Time of Distribution. A Participant or Beneficiary shall be entitled to a distribution of his vested Account as soon as administratively practicable after the date of the Participant's termination of employment, or, subject to Section 9.4, may defer distribution to a later date; provided, however, that:

            (i) in the case of a distribution to the Participant, distribution shall be made or shall commence no later than the 60th day after the calendar year that contains the later of the Participant's 65th birthday and the date of the Participant's termination of employment, unless the Participant makes an affirmative election to defer commencement of distribution to a later date which in no event shall be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2;

            (ii) in the case of a distribution to a Beneficiary who is a person or entity other than the Participant's spouse, distribution shall be made in a lump sum no later than December 31 of the calendar year that contains the fifth anniversary of the Participant's death, or shall be paid in installments commencing no later than December 31 of the calendar year containing the first anniversary of the date of the Participant's death;

            (iii) in the case of a distribution to a Beneficiary who is the Participant's spouse, distribution shall made or shall commence no later than December 31 of the calendar year in which the Participant would have attained age 70 1/2 (or, if later, December 31 of the calendar year containing the first anniversary of the Participant's death).

Within the above limitations, a Participant shall be entitled to commence distribution of his Money Purchase Account on a date later than the date on which distribution of his other Accounts commences.

            (c) Form of Distribution. (1) Distribution to Participant. In the case of distribution to the Participant, distribution of the Participant's Account shall be in one of the following forms, as elected by the Participant, subject to Section 9.7:

            (i) Lump Sum. A single sum payment of the Participant's entire Account.

            (ii) Installments. Payment of the Account in a series of monthly, quarterly or annual installments, as elected by the distributee, over a period elected by the distributee not longer than the joint life expectancy of the Participant and his Beneficiary or, in the case of a distributee other than the Participant, the life expectancy of the distributee. If the Participant's Beneficiary is an individual or entity other than the Participant's spouse, the present value (as determined by the Committee) of the installments expected to be paid to the Participant shall not be less than 50% of the balance of his Account at the time distributions hereunder shall commence, and, to the extent required by law, shall comply with the incidental benefit requirement of section 401(a)(9) of the Code. The amount of the installment payments made to a distributee shall be adjusted on a regular periodic basis by the Committee to take into account the investment performance of the Participant's Account. The Committee shall prescribe rules regarding the manner in which each payment is charged against the Participant's investment subaccounts. A distributee who is receiving installments under the Plan may elect, at the time and in the manner prescribed by the Committee, to discontinue installment payments and receive the remaining account balance in the form of a single lump sum payment.

            (iii) Annuity for Money Purchase Account. Distribution of the Participant's Money Purchase Account in the form of a Qualified Annuity, and distribution of the other accounts in either a lump sum or installments, as described in clauses (i) and (ii) above, as elected by the Participant.

A Participant's election from among the foregoing forms of benefit shall be subject to the election procedures described in Section 9.7.

            (2) Distribution to Beneficiary. In the case of distribution to a Participant's Beneficiary after the Participant's death, the Beneficiary shall be entitled to elect either the lump sum or installment options described in clauses (i) and (ii) of the preceding paragraph. In the event payments had commenced to the Participant under this Section prior to the date of his death, payments must continue to be paid at least as rapidly as the method in which payments were being made as of the date of the Participant's death. In the event payments had not commenced to the Participant under this Section as of the date of his death, and the Participant is married on the date of his death, payment of the Participant's Money Purchase Account will be made to his spouse in the form of a Qualified Annuity unless (i) the spouse elects to receive payment in the form of a lump sum or installments as described above or (ii) the Participant has designated a person other than his spouse to be his Beneficiary for his entire Account in accordance with the rules set forth in Section 9.6.

            (d) Medium of Distribution. All distributions made under this Section shall be made in cash; provided that, in the case of a Participant who elects a lump sum distribution under this Section, the Participant can elect to have the portion of his Account invested in the Company Stock Fund distributed in the form of shares of Company Stock (with cash in lieu of fractional shares).

            (e) Default. If Participant fails to make an election with respect to distribution of his account balance, distribution shall commence as soon as practicable after the end of the Plan Year in which the Participant attains age 65 (or the Plan Year in which the Participant terminates employment, if later). Distribution of the Participant's Money Purchase Account shall be paid in the form of a Qualified Annuity. Distribution of the remainder of the Participant's Account shall be paid in the form of a single cash lump sum payment.

            Section 9.4. Payment of Small Account Balances. Notwithstanding any provision of Section 9.3 to the contrary, if the balance of the Participant's Account to be distributed upon the Participant's termination of employment or death does not exceed $5,000 (or such other amount prescribed by section 411(a)(11) of the Code) (the "small benefit amount"), such amount shall be distributed as soon as practicable after the Participant's termination of employment or death in the form of a single lump sum cash payment to the Participant or his Beneficiary, as the case may be. For purposes of the foregoing sentence, if at the time of any distribution the value of a Participant's Account exceeds the small benefit amount, the value of the Participant's benefit at the time of any subsequent distribution will be deemed to exceed the small benefit amount.

            Section 9.5. Direct Rollover Option. In the case of a distribution that is an "eligible rollover distribution" within the meaning of section 402(c)(4) of the Code, a Participant (or a surviving spouse of a Participant) may elect that all or any portion of such distribution to which he is entitled shall be directly transferred from the Plan to an individual retirement account or annuity described in section 408 of the Code, to another retirement plan qualified under section 401(a) of the Code (the terms of which permit the acceptance of rollover distributions) or to an annuity plan described in section 403(a) of the Code; provided, however, that a surviving spouse of a Participant may not elect to have such distribution so transferred to another such retirement plan or annuity plan. Notwithstanding the foregoing, a Participant (or his surviving spouse) shall not be entitled to elect to have an eligible rollover distribution transferred pursuant to this Section if (i) the total of all eligible rollover distributions with respect to such Participant for the Plan Year is not reasonably expected to equal at least $200 or (ii) the amount to be so transferred is less than the total of any such distribution unless such amount equals at least $500.

            Section 9.6. Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and that may be an entity other than a natural person) to receive any distribution to be made under this Article upon the death of such Participant or, in the case of a Participant who dies subsequent to termination of his employment but prior to the distribution of the entire amount to which he is entitled under the Plan, any undistributed balance to which such Participant would have been entitled; provided, however, that no such designation (or change thereof) shall be effective if the Participant was married through the one-year period ending on the date of the Participant's death unless such designation (or change thereof) was consented to at the time of such designation (or change thereof) by the person who was the Participant's spouse during such period, in writing, acknowledging the effect of such consent (including the spouse's waiver of the right to receive payment of the Participant's Money Purchase Account in the form of a Qualified Annuity) and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Committee that such consent could not be obtained because the Participant's spouse cannot be located or such other circumstances as may be prescribed in Regulations. Subject to the preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change therein shall be made in the form prescribed by the Committee and shall be filed with the Committee. If (i) no Beneficiary has been named by a deceased Participant, (ii) such designation is not effective pursuant to the proviso contained in the first sentence of this section, or (iii) the designated Beneficiary has predeceased the Participant, any undistributed balance of the deceased Participant shall be distributed by the Trustee at the direction of the Committee (a) to the surviving spouse of such deceased Participant, if any, or (b) if there is no surviving spouse, to the executor or administrator of the estate of such deceased Participant. The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him effective upon the first anniversary of such marriage and a divorce shall be deemed to revoke any prior designation of the Participant's divorced spouse if written evidence of such marriage or divorce shall be received by the Committee before distribution shall have been made in accordance with such designation.

            Section 9.7. Special Rules Relating to Election of Annuity Form of Benefit for Money Purchase Account. This Section shall not apply to distribution of a Participant's Account to his Beneficiary after the Participant's death.

            (a) Qualified Annuity Notice. No less than 30 days (or such shorter period as may be permitted by section 417(a)(7) of the Code) and no more than 90 days before the date of distribution, the Committee shall give the Participant by mail or personal delivery written notice a general description of the Qualified Annuity, including a general description of the circumstances under which the single premium annuity contract will be purchased and general information on the amount of each payment under a typical single premium annuity contract. Such notice also shall advise the Participant that, upon written request to the Committee prior to the end of his election period, he shall be given a written explanation in nontechnical language of the terms and conditions of the single premium annuity contract, of the other methods of distribution available pursuant to Section 9.3 with respect to his Money Purchase Account and of the estimated amount of each payment that he would be entitled to receive under such a contract or under the other methods of distribution. Such explanation shall be mailed or personally delivered to the Participant within 30 days from the date the Participant's written request is received by the Committee and the Participant's election period shall end no earlier than 90 days after such explanation is so mailed or delivered.

            (b) Election and Waiver Procedures. A Participant may, subject to the last sentence of this paragraph, revoke the annuity form of distribution provided under the Plan with respect to his Money Purchase Account at any time during the 90-day period ending on the Participant's annuity commencement date (or such other period permitted under section 417(a)(7) of the Code) (the "election period"). Such a revocation shall be made by delivering a written notice describing the election, change or revocation to the Committee on a form provided by the Committee for this purpose; provided, however, that if the Participant has been married for the one-year period ending on his annuity starting date, and as a result of such revocation, the Participant's spouse would not be entitled to receive a survivor's benefit at least equal to that provided by the Qualified Annuity form of benefit, such election shall not be effective unless it shall have been consented to, at the time of such election, revocation or change, in writing by the Participant's spouse and such consent acknowledges the effect of such revocation and is witnessed by either a Plan representative or a notary public, or it is established to the satisfaction of the Committee that such consent cannot be obtained because the Participant's spouse cannot be located or such other circumstances as may be prescribed in Regulations.

            Section 9.8. Missing Persons. If within a period of three years following the death or other termination of employment of any Participant the Committee in the exercise of reasonable diligence has been unable to locate the person or persons entitled to benefits under this Article, the rights of such person or persons shall be forfeited, and, subject to the following sentence, the balance of the Participant's Account shall be credited to the Forfeiture Account; provided, however, that the Plan shall reinstate and pay to such person or persons the amount so forfeited upon a claim for such amount made by such person or persons. The amounts necessary to reinstate such Account balance shall be derived from the available balance of the matching subaccount and profit sharing subaccount of the Forfeiture Account, or if the combined balance of such subaccounts is not sufficient for this purpose, then the person's Employer shall make a special contribution which shall be utilized solely for such purpose. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 6.4 will be exceeded by such contribution.

            Section 9.9. Distributions to Minor and Disabled Distributees. Any distribution under this Article that is payable to a distributee who is a minor or to a distributee who has been legally determined to be unable to manage his affairs by reason of illness or mental incompetency may be made to, or for the benefit of, any such distributee at such time consistent with the provisions of Section 9.3 and in such of the following ways as the legal representative of such distributee shall direct: (a) directly to any such minor distributee if, in the opinion of such legal representative, he is able to manage his affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor distributee, or (d) as otherwise directed by such legal determination. Neither the Committee nor the Trustee shall be required to oversee the application by any third party other than the legal representative of a distributee of any distribution made to or for the benefit of such distributee pursuant to this Section.


                                 ARTICLE 10
                   SPECIAL PARTICIPATION AND DISTRIBUTION
                     RULES RELATING TO REEMPLOYMENT OF
                          TERMINATED EMPLOYEES AND
                       EMPLOYMENT BY RELATED ENTITIES

            Section 10.1. Change of Employment Status. If an Employee who is not a Participant becomes eligible to participate because of a change in his employment status to that of an Eligible Employee, and the Employee has otherwise satisfied the eligibility service requirement set forth in
Article 3, such Employee shall become a Participant as of the first Entry Date next following the date of such change. Otherwise the Employee shall become a Participant in accordance with Article 3 following satisfaction of the eligibility service requirement.

            Section 10.2. Reemployment of an Eligible Employee Whose Employment Terminated Prior to His Becoming a Participant. (a) If an Eligible Employee whose employment terminated before the Employee had satisfied the eligibility service requirement set forth in Article 3 is reemployed by an Employer, such Employee shall be eligible to become a Participant in accordance with Article 3.

            (b) If an Eligible Employee whose employment terminated after he had satisfied the eligibility service requirement set forth in Article 3 but prior to becoming a Participant is reemployed by an Employer, he shall not be required to satisfy again such requirement and shall be eligible to become a Participant upon the first Entry Date next following the date of his reemployment.

            Section 10.3. Reemployment of a Terminated Participant. If a terminated Participant is reemployed, the Participant shall not be required to satisfy again the eligibility service requirement set forth in Article 3 and shall again become a Participant upon the first Entry Date next following the date of his reemployment; provided that, if the Participant terminates and is reemployed in the same Plan Year, the Participant's Compensation earned during the previous period of employment shall be disregarded in determining the allocation of contributions to which he is entitled for the Plan Year, if any, under the profit sharing and money purchase features of the Plan under Sections 4.4 and 4.5. If such a terminated Participant is entitled to receive installment payments pursuant to Section 9.3, such payments shall be suspended.

            If a terminated Participant is reemployed prior to incurring five consecutive Break in Service Years, thereafter completes a Year of Vesting Service before incurring five Break in Service Years and, at or after his termination of employment, any portion of his Account was forfeited pursuant to Section 9.3(a) but such Participant did not receive a lump sum distribution pursuant to Article 9, then an amount equal to the portion of his Account that was forfeited shall be credited to his Account as of the close of the Plan Year in which he completes such Year of Vesting Service. If upon his termination of employment any such Participant received a lump sum distribution and a portion of the Participant's Account was forfeited pursuant to Section 9.3(a), then he shall have the right to pay an amount equal to such lump sum distribution to the Trust. If the Participant makes such a payment, then an amount equal to the portion of his Account that was forfeited pursuant to Section 9.3(a) shall be credited along with the amount of such payment to his Account as of the close of the Plan Year in which such payment is made. Any such payment must be made by the earlier of the close of the Plan Year in which falls the fifth anniversary of the Participant's date of reemployment. If pursuant to this paragraph the forfeited portion of a Participant's accounts is to be restored, the amount restored shall be obtained from the available balances of the matching subaccount and the profit sharing subaccount of the Forfeiture Account. If the aggregate amount to be so restored to accounts of Participants exceeds the available combined balances of such subaccounts, the amount of such excess shall be obtained by the Employee's Employer making a contribution in an amount equal to such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 6.4 will be exceeded by such contribution.

            Section 10.4. Employment by Related Entities. If an individual is employed by an Affiliate, then any period of such employment shall be taken into account solely for the purposes of (i) determining whether such individual has satisfied the eligibility service requirement set forth in
Article 3, (ii) determining the individual's Years of Vesting Service and
(iii) determining when such individual has terminated his employment for purposes of Article 9, to the same extent it would have been had such period of employment been as an Employee of an Employer. An individual shall not be permitted to make contributions or share in allocations of Employer contributions for any period of employment with an entity other than an Employer.

            Section 10.5. Leased Employees. If an individual who performed services as a leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account solely for the purposes of (i) determining whether and when such individual satisfied the eligibility service requirement set forth in Article 3, (ii) determining the individual's Years of Vesting Service and (iii) determining when such individual has terminated his employment for purposes of Article 9, to the same extent it would have been had such period of employment been as an Employee. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code.

            Section 10.6. Reemployment of Veterans. The provisions of this Section shall apply in the case of the reemployment by an Employer of an Eligible Employee, within the period prescribed by laws relating to the rights of reemployed veterans, after the Employee's completion of a period of qualified military service (as defined in section 414(u)(5) of the Code). The provisions of this Section are intended to provide such Employees with the rights required by section 414(u) of the Code, and shall be interpreted in accordance with such intent.

            (a) Make Up of Salary Deferral Contributions. Such Employee shall be entitled to make contributions under the Plan ("make up deferrals"), in addition to any salary reduction contributions which the Employee elects to have made under the Plan pursuant to Sections
      4.1 and 4.2. From time to time while employed by an Employer, such Employee may elect to contribute such make up deferrals during the period beginning on the date of such Employee's reemployment and ending on the earlier of:

                  (i) the end of the period equal to the product of three
            and such Employee's period of qualified military service, and

                  (ii) the fifth anniversary of the date of such
            reemployment.

      Such Employee shall not be permitted to contribute make up deferrals to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of salary reduction contributions if the Employee had continued in employment with his Employer during such period of qualified military service. The manner in which an Eligible Employee may elect to contribute make up deferrals pursuant to this subsection (a) shall be prescribed by the Committee.

            (b) Make Up of Matching Contributions. An Eligible Employee who contributes make up deferrals as described in subsection (a) shall be entitled to an allocation of matching contributions ("make up matching contributions") in an amount equal to the amount of matching contributions that would have been allocated to the Matching Account of such Eligible Employee under the Plan if such make up deferrals had been made in the form of salary reduction contributions during the period of such Employee's qualified military service (as determined pursuant to section 414(u) of the Code). The amounts necessary to make such allocation of make up matching contributions shall be derived from the available balance of the Forfeiture Account, or if the balance of such account is not sufficient for this purpose, then the Eligible Employee's Employer shall make a special contribution which shall be utilized solely for purposes of such allocation.

            (c) Make Up Profit Sharing and Money Purchase Contributions. An Eligible Employee shall be entitled to an allocation of profit sharing and money purchase contributions for any Plan Year during which he is in qualified military service if the Eligible Employee would have satisfied the service requirements entitling him to share in an allocation, but for the qualified military service (based on the Eligible Employee's work schedule as in effect on the date such military service began, as determined by the Committee). The amounts necessary to make such allocation of such make up contributions shall be derived from the available balance of the Forfeiture Account, or if the balance of such account is not sufficient for this purpose, then the Eligible Employee's Employer shall make a special contribution which shall be utilized solely for purposes of such allocation.


For purposes of determining the amount of contributions to be made under this Section, an Eligible Employee's "Compensation" during any period of qualified military service shall be determined in accordance with section 414(u) of the Code. Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of qualified military service in a prior Plan Year shall not be subject to the limitations prescribed by Section 6.1, 6.2 and 6.4 of the Plan (relating to sections 402(g), 415, and 404 of the Code) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 6.3 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make up contributions made by an Eligible Employee or an Employer pursuant to this Section.


                                 ARTICLE 11
              SHAREHOLDER RIGHTS WITH RESPECT TO COMPANY STOCK

            Section 11.1. Voting Shares of Company Stock. Each Participant (or Beneficiary) shall be entitled to give voting instructions, in the time and manner prescribed by the Trustee, with respect to the number of shares of Company Stock represented by the units allocated to his Account representing the proportional interest in the Company Stock Fund of such Participant (or Beneficiary), if any. The Trustee shall vote, in person or by proxy, such shares according to the voting instructions of Participants (or Beneficiaries) which have been timely submitted to the Trustee. To the extent permitted by law, the Trustee shall vote the shares of Company Stock credited to Participants' (or Beneficiaries') accounts with respect to which the Trustee does not timely receive voting instructions and shares of Company Stock that are not allocated to Participants' (or Beneficiaries') accounts (if any), in the same proportion by which the Trustee votes shares of Company Stock for which instructions are timely received.

            Written notice of any meeting of shareholders of the Company and a request for voting instructions shall be given by the Trustee, at such time and in such manner as the Trustee shall determine to each Participant (or Beneficiary) entitled to give instructions for voting shares of Company Stock at such meeting. The Company shall establish and pay for a means by which such voting instructions can expeditiously be delivered to the Trustee. All such individual instructions shall be confidential and shall not be disclosed to any person, including any Employer.

            Section 11.2. Tender Offers. (a) Rights of Participants. In the event a tender offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Company Stock in return for valuable consideration, including, but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender offer in respect of shares of Company Stock held by the Trustee in the Company Stock Fund in accordance with instructions obtained from Participants (or Beneficiaries). Each Participant (or Beneficiary) shall be entitled to instruct the Trustee regarding how to respond to any such tender offer with respect to the number of shares of Company Stock represented by the units of interest in the Company Stock Fund then allocated to his Account. Each Participant (or Beneficiary) who does not provide timely instructions to the Trustee shall be presumed to have directed the Trustee not to tender shares of Company Stock allocated to his Account. A Participant (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he can give, but a Participant (or Beneficiary) shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to subsection (c) below.

            (b) Duties of the Company. Within a reasonable time after the commencement of a tender offer, the Company shall cause the Trustee to provide to each Participant or Beneficiary, as the case may be:

            (i) the offer to purchase as distributed by the offeror to the shareholders of the Company,

            (ii) a statement of the shares of Company Stock represented by the units of interest in the Company Stock Fund allocated to his Account, and

            (iii) directions as to the means by which instructions with respect to the tender offer can be given.

            The Company shall establish and pay for a means by which instructions with respect to a tender offer can expeditiously be delivered to the Trustee. All such individual instructions shall be confidential and shall not be disclosed to any person, including any Employer. The Company at its election may engage an agent to receive such instructions and transmit them to the Trustee.

            For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Trustee shall then treat as having been sold or exchanged from each of the individual accounts of Participants (and Beneficiaries) who provided timely directions to the Trustee under this Section that number of shares of Company Stock represented by units in the Company Stock Fund (if any) subject to such directions and the proceeds of such sale or exchange shall be allocated accordingly. Any proceeds from the sale or exchange of shares of Company Stock credited to Participants' (or Beneficiaries') Accounts shall be invested in a commingled fund maintained by the Trustee designated to hold such amounts pending investment instructions from the Participants (and Beneficiaries) or the Committee, as the case may be.

            (c) Duties of the Trustee. The Trustee shall follow the instructions of the Participants (and Beneficiaries) with respect to the tender offer as transmitted to the Trustee. The Trustee may establish a reasonable time, taking into account the time restrictions of the tender offer, after which it shall not accept instructions of Participants (or Beneficiaries).


                                 ARTICLE 12
                               ADMINISTRATION

            Section 12.1. The Committee. (a) The Company shall appoint a committee consisting of three or more members that shall be known as the Committee. The Committee shall be the "administrator" of the Plan within the meaning of such term as used in ERISA and, except for duties specifically vested in the Trustee, shall be responsible for the administration of the provisions of the Plan. The Company and the Committee shall each be a "named fiduciary" within the meaning of such term as used in ERISA. The Company shall have the right at any time, with or without cause, to remove the members of the Committee. In addition, any member of the Committee may resign and such resignation shall be effective upon delivery of the written resignation to the Company. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Company shall appoint a successor member of the Committee to the extent necessary to satisfy the minimum number of Committee members. Any successor members of the Committee shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor.

            (b) Any member of the Committee may, but need not, be an employee, director, officer or shareholder of an Employer and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his rights under the Plan.

            (c) Promptly after the appointment of the members of the Committee and from time to time thereafter, and promptly after the appointment of any successor member of the Committee, the Trustee shall be notified as to the names of the persons appointed initially and as successor members of the Committee by delivery to the Trustee of a written notice of such appointment.

            (d) The Committee shall have the duty and authority to, in its sole discretion, interpret and construe the Plan in regard to all questions of eligibility, the status and rights of Participants, distributees and other persons under the Plan, and the manner, time, and amount of payment of any distribution under the Plan. Each Employer shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties. All determinations and actions of the Committee shall be inclusive and binding upon all affected parties, except that the Committee may revoke or modify a determination or action that the Committee determines to have been made in error.

            (e) The Committee shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 9.

            (f) The Committee shall supervise the collection of Participants' contributions made pursuant to Article 5 and the delivery of such contributions to the Trustee.

            (g) The members of the Committee may allocate their responsibilities and may designate any person, partnership or corporation to carry out any of their responsibilities with respect to administration of the Plan. Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the Plan.

            (h) The Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members. The Committee shall elect one of its members as secretary and keep the Trustee advised of the identity of the member holding that office. The secretary shall be the Plan's agent for service of legal process, keep records of all meetings of the Committee, and forward all necessary communications to the Trustee. The secretary, or an officer of the Company so designated by the Committee, shall have the authority to execute all instruments or documents necessary or appropriate to carry out the actions and decisions of the Committee, and any person may rely upon any such instrument or document so executed as such evidence. The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

            (i) The members of the Committee shall discharge their duties with respect to the Plan (A) solely in the interest of the Participants and Beneficiaries, (B) for the exclusive purpose of providing benefits to Employees participating in the Plan and their Beneficiaries and of defraying reasonable expenses of administering the Plan and (C) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Employers hereby jointly and severally indemnify the members of the Committee and each of them, from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful misconduct.

            (j) The members of the Committee may not receive any compensation or fee for services as members of the Committee unless otherwise agreed between the members of the Committee and the Employers. The Employers shall reimburse the members of the Committee for any necessary expenditures incurred in the discharge of their duties as members of the Committee.

            (k) The Committee may employ such counsel (who may be counsel for an Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

            Section 12.2. Claims Procedure. If any Participant or distributee believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of its decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. The notice of the decision of the Committee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan. The Committee shall also advise the claimant that he or his duly authorized representative may request a review by the Review Committee of the Enesco Group, Inc. Retirement Plans (the "Review Committee") of the denial by filing with the Review Committee within 60 days after notice of the denial has been received by claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Review Committee within the same 60-day period. If a request is so filed, review of the denial shall be made by the Review Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the Review Committee's final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The notice of the Review Committee's final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

            The Review Committee shall be established by the Company, which shall have the power, in its discretion, to modify membership of the Review Committee from time to time.

            Section 12.3. Procedures for Domestic Relations Orders. If the Committee receives any written judgment, decree or order (including approval of a property settlement agreement) pursuant to the domestic relations or community property laws of any state relating to the provision of child support, alimony or marital property rights of a spouse, former spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the Participant's benefit under the Plan to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a "domestic relations order"), the Committee shall determine whether such order constitutes a "qualified domestic relations order," as defined in Section 14.2(b), and shall notify the Participant and each payee named in such order in writing of its determination. The Committee shall adopt procedures relating to its review of any such domestic relations order, in accordance with section 414(p) of the Code and section 206(d)(3) of ERISA.

            Section 12.4. Information from Participants and Beneficiaries. Each Participant and Beneficiary shall furnish to the Committee, in the form prescribed by it, such personal data, affidavits, authorization to obtain information, and other information as the Committee may deem appropriate for the proper administration of the Plan.

            Section 12.5. Notices to Participants, Etc. All notices, reports and statements given, made, delivered or transmitted to a Participant or distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or distributee or such other person at the address last appearing on the records of the Committee. A Participant or distributee or other person may record any change of his address from time to time by written notice filed with the Committee.

            Section 12.6. Notices to Committee. Written directions, notices and other written or electronic communications from Participants or distributees or any other person entitled to or claiming benefits under the Plan to the Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be prescribed by the Committee for the giving of such directions, notices and other communications or, in the case of written directions, when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.

            Section 12.7. Records. The Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

            Section 12.8. Reports of Trustee and Accounting to Participants. The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee, and the Committee shall, as soon as possible after the close of each Plan Year, advise each Participant and Beneficiary of the balance credited to any Account for his benefit as of the close of such Plan Year pursuant to Article 7 hereof.


                                 ARTICLE 13
                      PARTICIPATION BY OTHER EMPLOYERS

            Section 13.1. Adoption of Plan. With the consent of the Company, any entity may become a participating Employer under the Plan by
(a) taking such action as shall be necessary to adopt the Plan and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan and Trust into effect with respect to such entity, as prescribed by the Company.

            Section 13.2. Exclusion from Participation. The Company may, by written instrument, exclude an Employer from continued participation in the Plan. An entity that is an Employer may withdraw from participation in the Plan at any time by taking appropriate action as prescribed by the Company. Upon the effective date of an entity's exclusion or withdrawal from participation in the Plan pursuant to this Section, such entity shall thereupon cease to be an Employer.

            Section 13.3. Company as Agent for Employers. Each entity which becomes a participating Employer pursuant to Section 13.1 or Section 13.4 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue until such Employer is excluded or withdraws from the Plan.

            Section 13.4. Successor Employer. In the event that any Employer is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer succeeds to all or substantially all of such Employer's business, and such successor corporation is an Affiliate, such successor corporation automatically shall be substituted for such Employer under the Plan, unless such Employer or successor corporation is removed by the Company or withdraws from participation in the Plan as an Employer.


                                 ARTICLE 14
                               MISCELLANEOUS

            Section 14.1. Expenses. All costs and expenses incurred in administering the Plan and the Trust, including the expenses of the Committee, the fees of counsel and any agents for the Committee, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses shall be paid under the direction of the Committee from the matching and profit sharing subaccounts of the Forfeiture Account (or such other assets of the Trust Fund specified by the Committee) to the extent such expenses are not paid by the Employers. The Company, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense that is to be borne by the Employer.

            Section 14.2. Non-Assignability. (a) In general. It is a condition of the Plan, and all rights of each Participant and Beneficiary shall be subject thereto, that no right or interest of any Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and any attempt to do so shall be void, and no right or interest of any Participant or Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Beneficiary, including claims for alimony or the support of any spouse, except as provided below or as otherwise required by law.

            (b) Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, if a Participant's Account under the Plan, or any portion thereof, is the subject of one or more qualified domestic relations orders, as defined below, such account balance or portion thereof shall be paid to the person and at the time and in the manner specified in any such order. For purposes of this subsection, "qualified domestic relations order" shall have the meaning set forth in section 414(p) of the Code and section 206(d)(3) of ERISA. The Committee may adopt rules and procedures for purposes of determining whether an order is a "qualified domestic relations order" under the Code and ERISA, and is consistent with the terms of the Plan and the administration thereof. For purposes of this Plan, payment of an assigned benefit pursuant to a domestic relations order may commence as soon as administratively practicable after such order is determined by the Committee to constitute a "qualified domestic relations order" under section 414(p) of the Code and section 206(d)(3) of ERISA, if the terms of the order so provide.

            Section 14.3. Employment Non-Contractual. The Plan confers no right upon an Employee to continue in employment.

            Section 14.4. Limitation of Rights. The Employers do not guarantee or promise to pay or to cause to be paid any of the benefits provided by the Plan. A Participant or distributee shall have no right, title or claim in or to any specific asset of the Trust Fund, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.

            Section 14.5. Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

            Section 14.6. Gender and Plurals. Wherever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

            Section 14.7. Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Illinois to the extent such laws have not been preempted by applicable federal law.

            Section 14.8. Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

            Section 14.9. No Guarantee. Neither the Committee, the Employers, nor the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any money that may be or become due to any person from the Trust Fund. Nothing herein contained shall be deemed to give any Participant, distributee, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust agreement.

            Section 14.10. Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, the Plan is entirely voluntary on the part of the Employers and the continuance of the Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of the Employers.


                                  ARTICLE 15
                        TOP-HEAVY PLAN REQUIREMENTS

            Section 15.1. Top-Heavy Plan Determination. If as of the determination date (as hereinafter defined) for any Plan Year (a) the sum of the account balances under the Plan and all other defined contribution plans in the aggregation group (as defined below) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all Participants in such plans who are key employees (as defined below) for such Plan Year exceeds 60% of the aggregate of the account balances and present value of accrued benefits of all Participants in such plans as of the determination date (as hereinafter defined), then the Plan shall be a top-heavy plan for such Plan Year, and the requirements of Sections 15.3 and 15.4 shall be applicable for such Plan Year as of the first day thereof. If the Plan is a top-heavy plan for any Plan Year and is not a top-heavy plan for any subsequent Plan Year, the requirements of this
Article 15 shall not be applicable for such subsequent Plan Year except to the extent provided in Section 15.4.

            Section 15.2. Definitions and Special Rules. (a) Definitions. For purposes of this Article 15, the following definitions shall apply:

              (1) Determination Date. The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined that coincides with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.

            (2) Aggregation Group. The aggregation group shall consist of
      (a) each plan of an Employer in which a key Employee is a Participant, (b) each other plan that enables such a plan to be qualified under section 401(a) of the Code, and (c) any other plans of an Employer that the Company designates as part of the aggregation group.

            (3) Key Employee. Key employee shall have the meaning set forth in section 416(i) of the Code.

            (4) Compensation. Compensation shall have the meaning set forth in section 1.415-2(d) of the Regulations.

            (b) Special Rules. For the purpose of determining the accrued benefit or account balance of a Participant, the accrued benefit or account balance of any person who has not performed services for an Employer at any time during the five-year period ending on the determination date shall not be taken into account pursuant to this Section, and any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the five-year period ending on the last day of the preceding Plan Year shall be treated as a participant in such plan, and any such distribution shall be included in such Participant's account balance or accrued benefit, as the case may be.

            Section 15.3. Minimum Contribution for Top-Heavy Years. Notwithstanding any provision of the Plan to the contrary, the sum of the Employer contributions under Article 4 (other than salary reduction contributions) allocated during any Plan Year to the accounts of each Participant (other than a key employee) during any Plan Year for which the Plan is a top-heavy plan shall in no event be less than the lesser of (i) 3% of such Participant's Compensation during such Plan Year and (ii) the highest percentage at which Employer contributions are made on behalf of any key employee for such Plan Year. Such minimum contribution shall be made even if, under other provisions of the Plan, the Participant would not otherwise be entitled to receive an allocation or would receive a lesser allocation for the year because of the Participant's failure to complete a specified service requirement. If during any Plan Year for which this
Section is applicable a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in clause (i) of the first sentence of this Section shall be 5%. The percentage referred to in clause (ii) of the first sentence of this Section shall be obtained by dividing the aggregate of Employer contributions made pursuant to Article 4 and pursuant to any other defined contribution plan that is required to be included in the aggregation group (other than a defined contribution plan that enables a defined benefit plan that is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee's compensation for the Plan Year.

            Section 15.4. Special Rules for Applying Statutory Limitations on Benefits. The provisions of this Section shall apply only to limitation years commencing prior to January 1, 2000.

            (a) In any Plan Year for which the Plan is a top-heavy plan, clause (ii)(A)(I) of Section 6.2 shall be applied by substituting "100%" for "125%" appearing therein, unless, for such Plan Year, (i) the percentage of account balances of Participants who are key employees does not excess 90% and (ii) employer contributions and forfeitures allocated to the accounts of Participants who are not key employees equals at least 4% of the Compensation of each such Participant.

            (b) In any Plan Year for which the Plan is a top-heavy plan, clause (ii)(B)(I) of Section 6.2 shall be applied by substituting "100%" for "125%" appearing therein unless for any such Plan Year (i) the percentage of accrued benefits of Participants who are key employees does not exceed 90% and (ii) the minimum accrued benefit of each Participant under all defined benefit plans in the aggregate group is at least 3% of his average compensation (determined under Section 416(d) of the Code) multiplied by each year of Service after 1983, not in excess of 10, for which such plans are top-heavy plans.


                                 ARTICLE 16
         AMENDMENT, ESTABLISHMENT OF SEPARATE PLAN AND TERMINATION

            Section 16.1. Amendment. The Company may, at any time and from time to time, amend, suspend or modify the Plan by written instrument duly adopted by the Company, or, in the case of an amendment that does not have a material impact on benefits to Participants and costs to the Employers, by written instrument or resolution duly adopted by the Committee. Any such amendment, suspension or modification shall become effective as of the date the Company or the Committee, as the case may be, shall determine and may apply to Participants in the Plan at the time thereof as well as to future Participants.

            Section 16.2. Establishment of Separate Plan. If an Employer withdraws or is excluded from the Plan under Section 13.2, the Committee shall determine the portion of each investment fund held by the Trustee that is applicable to the Participants of such Employer and their Beneficiaries and direct the Trustee to segregate such portion in separate investment funds. Such separate investment funds shall thereafter be held and administered as a part of the separate plan of such Employer.

            The portion of each investment fund applicable to the Participants (and Beneficiaries) of a particular Employer shall be:

            (a) the total amount credited to all subaccounts invested in such investment fund that are applicable to the Participants (and Beneficiaries) of such Employer, increased or decreased, as the case may be, by

            (b) an amount that bears the same ratio to the difference, if any, between

                  (i)  the total value of such investment fund, and

                  (ii) the total amount credited to all subaccounts
            invested in such investment fund

      as the total amount credited to the subaccounts invested in such investment fund that are applicable to the Participants (and Beneficiaries) of such Employer bears to the total amount credited to such subaccounts of all Participants (and Beneficiaries).

            Section 16.3. Full Vesting upon Termination of Participation or Partial Termination of the Plan. In the event that any Employer terminates its participation in the Plan, or in the event of the partial termination of the Plan, the accounts of all Participants of such Employer, or of those Participants who are affected by the partial termination of the Plan, as the case may be, shall become fully vested and shall not thereafter be subject to forfeiture.

            Section 16.4. Distribution upon Termination of the Plan. Any Employer may at any time terminate its participation in the Plan by written instrument executed on behalf of the Employer and duly adopted. In the event of any such termination, the Committee shall determine the portion of each investment fund held by the Trustee that is applicable to the Participants of such Employer and their Beneficiaries and direct the Trustee to distribute such portion of each investment fund to Participants (and Beneficiaries) ratably in proportion to the balances of their respective subaccounts invested in such investment fund. The portion of each investment fund applicable to the Participants (and Beneficiaries) of such Employer shall be:

            (a) the total amount credited to all subaccounts invested in such investment fund that are applicable to the Participants (and Beneficiaries) of such Employer, increased or decreased, as the case may be, by

            (b) an amount that bears the same ratio to the difference, if any, between

                  (i)  the total value of such investment fund, and

                  (ii) the total amount credited to all subaccounts
            invested in such investment fund

      as the total amount credited to the subaccounts invested in such investment fund that are applicable to the Participants (and Beneficiaries) of such Employer bears to the total amount credited to such subaccounts of all Participants (and Beneficiaries).

A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer's participation in the Plan for purposes of this Section.

            Section 16.5. Trust Fund to Be Applied Exclusively for Participants and Their Beneficiaries. Subject only to the provisions of
Article 6 and Section 16.4, and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of Participants and their beneficiaries or the payment of reasonable administrative expenses either by operation or termination of the Plan, power of amendment or other means.


            IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this ______ day of __________________, 1998.

                                    ENESCO GROUP, INC.



                                    By:  ___________________________________

                                    Title:  _________________________________


ATTEST:


_______________________________________

Title: ________________________________